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                                                                     Exhibit 4.1

                                                                  EXECUTION COPY

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                          SALE AND SERVICING AGREEMENT


                                      among


                    WORLD OMNI AUTO RECEIVABLES TRUST 2003-B
                                     Issuer,


                        WORLD OMNI AUTO RECEIVABLES LLC,
                                     Seller,


                                       and


                           WORLD OMNI FINANCIAL CORP.,
                                    Servicer


                                  Series 2003-B


                          Dated as of December 2, 2003


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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I DEFINITIONS..........................................................1
   Section 1.01   Definitions..................................................1

ARTICLE II CONVEYANCE OF RECEIVABLES...........................................1
   Section 2.01   Conveyance of Initial Receivables............................1
   Section 2.02   Intention of Parties.........................................2
   Section 2.03   Conveyance of Subsequent Receivables.........................2

ARTICLE III THE RECEIVABLES....................................................5
   Section 3.01   Representations and Warranties of World Omni with
                  Respect to the Receivables...................................5
   Section 3.02   Repurchase upon Breach.......................................9
   Section 3.03   Custody of Receivable Files..................................9
   Section 3.04   Duties of Servicer as Custodian..............................9
   Section 3.05   Instructions; Authority To Act..............................10
   Section 3.06   Custodian's Indemnification.................................10
   Section 3.07   Effective Period and Termination............................11

ARTICLE IV ADMINISTRATION AND SERVICING OF RECEIVABLES........................11
   Section 4.01   Duties of Servicer..........................................11
   Section 4.02   Collection and Allocation of Receivable Payments............12
   Section 4.03   Realization upon Receivables................................12
   Section 4.04   Physical Damage Insurance...................................12
   Section 4.05   Maintenance of Security Interests in Financed Vehicles......12
   Section 4.06   Covenants of Servicer.......................................13
   Section 4.07   Purchase of Receivables upon Breach.........................13
   Section 4.08   Servicing Fee...............................................13
   Section 4.09   Servicer's Certificate......................................13
   Section 4.10   Annual Statement as to Compliance; Notice of Default........13
   Section 4.11   Annual Independent Certified Public Accountants' Report.....14
   Section 4.12   Access to Certain Documentation and Information
                  Regarding Receivables.......................................14
   Section 4.13   Servicer Expenses...........................................14
   Section 4.14   Appointment of Subservicer..................................15
   Section 4.15   Annual Transfer.............................................15
   Section 4.16   Exchange Act Certifications.................................15

ARTICLE V DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO CERTIFICATEHOLDERS
   AND NOTEHOLDERS............................................................15
   Section 5.01   Establishment of Trust Accounts.............................15
   Section 5.02   Collections.................................................19

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   Section 5.03   Application of Collections..................................19
   Section 5.04   Advances....................................................19
   Section 5.05   Additional Deposits.........................................20
   Section 5.06   Distributions...............................................20
   Section 5.07   Reserve Account.............................................22
   Section 5.08   Statements to Noteholders and Certificateholders............22
   Section 5.09   Net Deposits................................................24
   Section 5.10   Transfer of Certificates....................................24

ARTICLE VI THE SELLER.........................................................24
   Section 6.01   Representations of Seller...................................24
   Section 6.02   Corporate Existence.........................................26
   Section 6.03   Liability of Seller; Indemnities............................26
   Section 6.04   Merger or Consolidation of, or Assumption of Obligations
                  of Seller...................................................28
   Section 6.05   Limitation on Liability of Seller and Others................28
   Section 6.06   Seller May Own Notes........................................28
   Section 6.07   Security Interest...........................................29

ARTICLE VII THE SERVICER......................................................29
   Section 7.01   Representations of Servicer.................................29
   Section 7.02   Indemnities of Servicer.....................................30
   Section 7.03   Merger or Consolidation of, or Assumption of Obligations
                  of, Servicer................................................31
   Section 7.04   Limitation on Liability of Servicer and Others..............31
   Section 7.05   World Omni Not To Resign as Servicer........................32

ARTICLE VIII DEFAULT..........................................................32
   Section 8.01   Servicer Default............................................32
   Section 8.02   Appointment of Successor....................................33
   Section 8.03   Notification to Noteholders and Certificateholders..........34
   Section 8.04   Waiver of Past Defaults.....................................34
   Section 8.05   Payment of Servicing Fees; Repayment of Advances............34

ARTICLE IX TERMINATION........................................................35
   Section 9.01   Optional Purchase of All Receivables........................35

ARTICLE X MISCELLANEOUS.......................................................35
   Section 10.01  Amendment...................................................35
   Section 10.02  Protection of Title to Trust................................36
   Section 10.03  Notices.....................................................38
   Section 10.04  Assignment by the Seller or the Servicer....................38
   Section 10.05  Limitations on Rights of Others.............................38
   Section 10.06  Severability................................................39
   Section 10.07  Separate Counterparts.......................................39
   Section 10.08  Headings....................................................39
   Section 10.09  Governing Law...............................................39

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   Section 10.10  Assignment by Issuer........................................39
   Section 10.11  Nonpetition Covenants.......................................39
   Section 10.12  Limitation of Liability of Owner Trustee and Indenture
                  Trustee.....................................................39

SCHEDULE A   Schedule of Receivables
SCHEDULE B   Location of Receivable Files
EXHIBIT A    Form of Distribution Statement to Noteholders
EXHIBIT B    Form of Servicers Certificate
EXHIBIT C    Initial SSA Assignment
EXHIBIT D    Subsequent Transfer SSA Assignment
APPENDIX A   Definitions and Rules of Construction
APPENDIX B   Additional Representations and Warranties


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                          SALE AND SERVICING AGREEMENT

          This SALE AND SERVICING AGREEMENT is dated as of December 2, 2003, among WORLD OMNI AUTO RECEIVABLES TRUST 2003-B, a Delaware statutory trust, WORLD OMNI AUTO RECEIVABLES LLC, a Delaware limited liability company, as seller and WORLD OMNI FINANCIAL CORP., a Florida corporation.

          WHEREAS, World Omni Financial Corp. has sold the Initial Receivables, and has agreed to sell Subsequent Receivables, to World Omni Auto Receivables LLC pursuant to the Receivables Purchase Agreement;

          WHEREAS, World Omni Auto Receivables LLC, as seller, desires to sell the Initial Receivables and Subsequent Receivables to the Issuer and the Issuer desires to purchase such receivables; and

          WHEREAS, the Servicer is willing to service, to make representations and warranties and to make certain repurchase representations with respect to such Receivables;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of Appendix A to this Agreement. All references herein to "the Agreement" or "this Agreement" are to this Sale and Servicing Agreement as it may be amended, supplemented (whether by Subsequent Transfer SSA Assignment or otherwise) or modified from time to time, the exhibits hereto and the capitalized terms used herein which are defined in such Appendix A, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

                                   ARTICLE II
                            CONVEYANCE OF RECEIVABLES

     Section 2.01 Conveyance of Initial Receivables. In consideration of the Issuer's delivery to or upon the order of the Seller of the Notes and the Certificates, on the Closing Date the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller set forth herein), pursuant to an assignment in the form attached hereto as Exhibit C (the "Initial SSA Assignment") all right, title and interest of the Seller whether now or hereafter acquired, and wherever located, in and to the following:

          (a) the Initial Receivables identified on the Schedule of Receivables to the Initial SSA Assignment delivered to the Issuer (all of which are identified in World Omni's computer files by a code indicating the Initial Receivables are owned by the Trust and pledged to

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the Indenture Trustee) and all monies received thereon and in respect thereof after the Initial Cutoff Date;

          (b) the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with the Initial Receivables and any other interest of the Seller in such Financed Vehicles;

          (c) any proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering such Financed Vehicles or Obligors;

          (d) any Financed Vehicle that shall have secured an Initial Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust;

          (e) all right, title and interest in all funds on deposit in, and "financial assets" (as such term is defined in the Uniform Commercial Code as from time to time in effect) credited to, the Trust Accounts from time to time, including the Reserve Account Initial Deposit, the Negative Carry Account Initial Deposit and the Pre-Funding Account Initial Deposit and in all investments and proceeds thereof (including all income thereon);

          (f) all right, title and interest of World Omni Auto Receivables LLC under the Receivables Purchase Agreement;

          (g) all "accounts," "chattel paper," "general intangibles" and "promissory notes" (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and

          (h) the proceeds of any and all of the foregoing; provided, however, that the foregoing items (a) through (h) shall not include the Notes and Certificates.

     Section 2.02 Intention of Parties. It is the intention of the Seller and the Issuer that the assignment and transfer contemplated herein constitute (and shall be construed and treated for all purposes, other than for tax purposes,
as) a true and complete sale of the Initial Receivables and the other property of the Seller specified in Section 2.01 hereof, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Issuer. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties hereto that this conveyance constitutes, and shall be construed and treated for all purposes, other than for tax purposes, as a true and complete sale), the Seller hereby grants to the Issuer, for the benefit of the Noteholders, a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Initial Receivables and the other property of the Seller specified in Section
2.01 hereof whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

     Section 2.03  Conveyance of Subsequent Receivables.

          (a) Subject to satisfaction of the conditions set forth in Section 2.03(b) below, in consideration of the Issuer's delivery on the related Subsequent Transfer Date to or upon the

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order of the Seller of the amount described in Section 5.01(d) to be delivered to the Seller, the Seller does hereby agree to sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (except as provided in Section 3.02, pursuant to an assignment in substantially the form of Exhibit D (a "Subsequent Transfer SSA Assignment"), all right, title and interest of the Seller in, to and under:

          (i) the Subsequent Receivables identified in the Subsequent Transfer SSA Assignment (all of which are identified in World Omni's computer files by a code indicating such Subsequent Receivables are owned by the Trust and pledged to the Indenture Trustee) and all monies received thereon and in respect thereof after the related Subsequent Cutoff Date;

          (ii) the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with the Subsequent Receivables and any other interest of the Seller in the Financed Vehicles;

          (iii) any proceeds with respect to the Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering the Financed Vehicles or Obligors;

          (iv) any Financed Vehicle that shall have secured an Subsequent Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust;

          (v) all right, title and interest in all funds on deposit in, and "financial assets" (as such term is defined in the Uniform Commercial Code as from time to time in effect) credited to, the Trust Accounts from time to time, including the Reserve Account, the Negative Carry Account and the Pre-Funding Account and in all investments and proceeds thereof (including all income thereon);

          (vi) all right, title and interest of World Omni Auto Receivables LLC under the Receivables Purchase Agreement;

          (vii) all "accounts," "chattel paper," "general intangibles" and "promissory notes" (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and

          (viii) the proceeds of any and all of the foregoing; provided, however, that the foregoing items (i) through (viii) shall not include the Notes and Certificates.

It is the intention of the Seller and the Issuer that the assignment and transfer contemplated by this Section 2.03 constitute (and shall be construed and treated for all purposes, other than for tax purposes, as) a true and complete sale of such Subsequent Receivables and the other property of the Seller specified in Section 2.03(a) hereof, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Issuer. However, in the event that such conveyance is deemed to be a pledge to secure a loan (in spite of the express intent of the parties

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hereto that this conveyance constitutes, and shall be construed and treated for all purposes, as a true and complete sale), the Seller hereby grants to the Issuer, for the benefit of the Noteholders, a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Subsequent Receivables and the other property of the Seller specified in Section 2.03(a) hereof whether now existing or hereafter created and all proceeds of the foregoing to secure the loan deemed to be made in connection with such pledge and, in such event, this Agreement shall constitute a security agreement under applicable law.

          (b) The Seller shall transfer to the Issuer Subsequent Receivables and the other property and rights related thereto described in Section 2.03(a) above only upon the satisfaction of each of the following conditions precedent on or prior to the related Subsequent Transfer Date:

          (i)    the Funding Period shall not have terminated;

          (ii) each of the representations and warranties made by the Seller pursuant to Section 3.01 with respect to such Subsequent Receivables shall be true and correct as of the related Subsequent Transfer Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

          (iii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee a duly executed Subsequent Transfer SSA Assignment, including the Schedule of Receivables (which schedule shall be deemed to supplement the existing Schedule of Receivables in effect at such time);

          (iv) the applicable Reserve Account Subsequent Transfer Deposit for such Subsequent Transfer Date shall have been deposited in the Reserve Account pursuant to Section 5.01(d);

          (v) the Seller shall, at its own expense, on or prior to each Subsequent Transfer Date indicate in its computer files that the Subsequent Receivables conveyed on such date have been sold to the Issuer pursuant to this Agreement and the related Subsequent Transfer SSA Assignment;

          (vi) the Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Issuer in the Owner Trust Estate and the first priority perfected security interest of the Indenture Trustee in the Collateral;

          (vii) the Receivables in the Trust (after giving effect to the conveyance of the Subsequent Receivables to the Trust on such Subsequent Transfer Date) shall meet the following criteria:
                 (A) the weighted average Annual Percentage Rate of the Receivables in the Trust shall not be less than 7.10%, (B) not less than 70.00% of the Aggregate Starting Principal Balance of the Receivables shall represent financings of new Financed Vehicles, (C) not less than 10.00% of the Aggregate Starting Principal Balance of the Receivables shall be originated by World Omni under a

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                 program in which World Omni finances the purchase of a vehicle that was previously leased by World Omni or its affiliates, (D) not more than 13.00% of the Aggregate Starting Principal Balance of the Receivables have an APR less than or equal to 3.50%, (E) the weighted average original term to maturity of the Receivables in the Trust shall not be greater than 64 months, (F) not less than 88.00% of Aggregate Starting Principal Balance of the Receivables shall represent financings of Toyota vehicles, (G) the weighted average FICO score of the Receivables in the Trust shall not be less than 710, and (H) such other criteria as may be required by the Rating Agencies;

          (viii) the Seller shall have delivered to the Indenture Trustee and the Owner Trustee an Officers' Certificate confirming the satisfaction of the conditions specified in this Section 2.03(b);

          (ix) the Seller shall have delivered to the Trust, the Indenture Trustee and the Rating Agencies an Opinion of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinion of Counsel delivered to the Rating Agencies on the Closing Date and

          (x) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an accountants' letter as required pursuant to Section 6.06 of the Receivables Purchase Agreement relating to the Subsequent Receivables.

          (c)  The Seller covenants to transfer to the Issuer pursuant to
Section 2.03(a) before the termination of the Funding Period, Subsequent Receivables with an aggregate Starting Principal Balance equal to the amount of the Pre-Funding Account Initial Deposit to the extent such Receivables were transferred to the Seller under the Receivables Purchase Agreement.

                                   ARTICLE III
                                 THE RECEIVABLES

     Section 3.01 Representations and Warranties of World Omni with Respect to the Receivables. On the Closing Date and each Subsequent Transfer Date, World Omni, which sold the Receivables specified in the related SSA Assignment on such date, hereby makes the representations and warranties set forth in Appendix A hereto and hereby represents and warrants to the other parties hereto and to the Noteholders, with respect to such Receivables as of the applicable Cutoff Date:

          (a) Characteristics of Receivables. Each Receivable (1) (A) was originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by World Omni from such Dealer under an existing dealer agreement, or (B) was originated by World Omni,
(2) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (3) provides for level monthly payments (provided, that the payment in the first or last month in the life of the Receivable may be minimally different from the level

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payments and that certain of the Receivables did not require a payment to be made for up to six months from the date of execution of the contract) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate.

          (b) Schedule of Receivables. The information set forth in the Schedule of Receivables is true and correct in all material respects as of the close of business on the applicable Cutoff Date, and no selection procedures believed by World Omni to be adverse to the Noteholders were utilized in selecting the Receivables. The computer tape or other listing regarding the Receivables made available to the Issuer and its assigns (which computer tape or other listing is required to be delivered as specified herein) is true and correct in all material respects.

          (c) Compliance with Law. To the best of World Omni's knowledge, each Receivable, the sale of the Financed Vehicle and the sale of any related insurance policies thereon financed by the Receivables complied at the time it was originated or made and, at the execution of this Agreement, complies in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

          (d) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) No Government Obligor. None of the Receivables are due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

          (f) Security Interest in Financed Vehicle. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Vehicle in favor of World Omni as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Vehicle in favor of the Seller as secured party and is assignable by World Omni to the Seller, by the Seller to the Issuer and by the Issuer to the Indenture Trustee.

          (g) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

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          (h)  No Amendments. No Receivable has been amended such that the amount of the Obligor's scheduled payments has been increased.

          (i) No Waiver. No provision of a Receivable has been waived, other than a discretionary waiver of a late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable or in connection with any extension which is reflected in the Servicer's computer system.

          (j) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or, to World Omni's knowledge, threatened with respect to any Receivable.

          (k) No Liens. To the best of World Omni's knowledge, no liens or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to, or equal to or coordinate with, the security interest in the Financed Vehicle granted by any Receivable.

          (l) No Default. No Receivable has a payment that is more than 30 days overdue as of the applicable Cutoff Date, and, except as permitted in this paragraph, to the best of World Omni's knowledge, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and World Omni has not waived and, except as permitted hereby, shall not waive any of the foregoing.

          (m) Insurance. World Omni, in accordance with its customary servicing procedures, has determined that, at the origination of the Receivable, the Obligor had obtained physical damage insurance covering the Financed Vehicle. Under the terms of the Receivable the Obligor is required to maintain physical damage insurance covering the Financed Vehicle and having World Omni named as the loss payee.

          (n) Title. It is the intention of World Omni that the transfer and assignment contemplated in the Receivables Purchase Agreement constitute a sale of the Receivables from World Omni to World Omni Auto Receivables LLC and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against World Omni under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by World Omni to any Person other than the Seller. Immediately prior to the transfer and assignment contemplated in the Receivables Purchase Agreement, World Omni had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Seller shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC except, in each case, for liens and encumbrances that will be released concurrent with the transfer of Receivables pursuant to the Receivables Purchase Agreement. It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Issuer and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred,

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assigned or pledged by the Seller to any Person other than the Issuer.
Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Issuer shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests and rights of others; and the transfer has been perfected under the UCC.

          (o) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or the Indenture is unlawful, void or voidable.

          (p) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Issuer a first perfected ownership interest in the Receivables, and to give the Indenture Trustee a first perfected security interest therein, shall have been made.

          (q) One Original. There is only one executed original of each Receivable.

          (r) Maturity of Receivables. In the case of Initial Receivables, each such Receivable has a final maturity date not later than October 29, 2009. In the case of Subsequent Receivables, each such Receivable has a final maturity date not later than April 30, 2010.

          (s) Scheduled Payments. As of the Initial Cutoff Date, each Receivable being purchased on the Closing Date had a first scheduled due date on or prior to the end of the third month immediately following such Initial Cutoff Date. As of the applicable Subsequent Cutoff Date, each Subsequent Receivable being purchased during the Funding Period had or will have a first scheduled due date on or prior to the end of the third month immediately following the applicable Subsequent Cutoff Date.

          (t) Location of Receivable Files. The Receivable Files are kept at the location listed in Schedule B.

          (u) Outstanding Principal Balance. Each Receivable has an outstanding principal balance of at least $500.

          (v) No Bankruptcies. No Obligor on any Receivable was noted in the Servicer's computer system as having filed for bankruptcy.

          (w) No Repossessions. No Receivable was secured by a Financed Vehicle that had been repossessed without reinstatement of the related contract.

          (x) Chattel Paper. Each Receivable constitutes "tangible chattel paper" as defined in the UCC.

          (y) Computer Records. World Omni and the Seller will cause their accounting and computer records to be marked to indicate the sale and assignment of the Receivables from World Omni to the Seller and from the Seller to the Trust.

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          (z)  Code. Each of the Receivables is identified on World Omni's computer files by a code indicating the Receivables are owned by the Trust and pledged to the Indenture Trustee. The Receivables are the only Contracts listed on the Schedule of Receivables, are the only Contracts identified on World Omni's computer files by such code, and are not identified on World Omni's computer files by any other code.

     Section 3.02 Repurchase upon Breach. The Seller, the Servicer or the Owner Trustee (on behalf of the Trust), as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of World Omni's representations and warranties made pursuant to Section 3.01. Unless any such breach shall have been cured by the last day of the second Collection Period following the discovery thereof by the Owner Trustee or receipt by the Owner Trustee of written notice from the Seller or the Servicer of such breach, World Omni shall be obligated to repurchase any Receivable materially and adversely affected by any such breach as of such last day (or, at World Omni's option, the last day of the first Collection Period following the discovery) and World Omni shall deliver a revised Schedule of Receivables to the Seller and the Trust which shall reflect the repurchase of such Receivables). In consideration of the repurchase of any such Receivable, World Omni shall remit the Purchase Amount, in the manner specified in Section
5.05. Subject to the provisions of Section 6.03, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders with respect to a breach of representations and warranties pursuant to Section 3.01 and the agreement contained in this Section shall be to require World Omni to repurchase Receivables pursuant to this Section, subject to the conditions contained herein.

     Section 3.03 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as custodian of the following documents or instruments which are hereby or will hereby be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, as of the Closing Date with respect to each Initial Receivable and as of the Subsequent Transfer Date with respect to each Subsequent Receivable:

          (a)  the fully executed original Contract of such Receivable;

          (b) the credit application fully executed by the Obligor or such other information as the Servicer may keep on file in accordance with its customary servicing procedures;

          (c) the original certificate of title or such documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, evidencing the security interest of World Omni in the Financed Vehicle; and

          (d) any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to a Receivable, an Obligor or a Financed Vehicle.

     Section 3.04  Duties of Servicer as Custodian.

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          (a)  Safekeeping. The Servicer shall hold the Receivable Files as custodian for the benefit of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Issuer to comply with this Agreement. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the receivable files relating to all comparable automotive receivables that the Servicer services for itself. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and shall promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Receivable Files.

          (b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at one of its offices specified in Schedule B or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice prior to any change in location together with the Opinion of Counsel required by Section 10.02(j).

          The Servicer shall provide to the Indenture Trustee access to any and all documentation regarding the Receivables in such cases where the Indenture Trustee is required in connection with the enforcement of the rights of the Noteholders, or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at offices designated by the Servicer. Nothing in this Section 3.04(b) shall derogate from the obligation of the Servicer or the Indenture Trustee to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 3.04(b) as a result of such obligation shall not constitute a breach of this
Section 3.04(b).

          (c) Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall release any Receivable File to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.

     Section 3.05 Instructions; Authority To Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Trust Officer of the Indenture Trustee.

     Section 3.06 Custodian's Indemnification. The Servicer as custodian shall indemnify the Trust, the Owner Trustee, and the Indenture Trustee and each of their respective officers, directors, employees and agents for any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses of any kind whatsoever that may be imposed on, incurred by or asserted against the Trust, the Owner Trustee, or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as custodian of the Receivable Files; provided, however, that the Servicer shall not be liable to the Owner Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Owner Trustee, and the Servicer shall not be liable to the Indenture Trustee for

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any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

     Section 3.07 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Initial Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section. If World Omni shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 8.01, the appointment of such Servicer as custodian may be terminated by the Indenture Trustee or by the Holders of the Controlling Securities evidencing not less than 25% of the Outstanding Amount of the Controlling Securities or, with the consent of Holders of the Controlling Securities evidencing not less than 25% of the Outstanding Amount of the Controlling Securities, by the Owner Trustee, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.01. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Receivable Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate.

                                   ARTICLE IV
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

     Section 4.01 Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and receive collections on the Receivables (other than Purchased Receivables) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. The Servicer's duties shall include collection and posting of all payments, making Advances, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, accounting for collections, paying the fee of the Administrator out of its own funds pursuant to Section 1.03 of the Administration Agreement and furnishing a Servicer's Certificate to the Indenture Trustee. Subject to the provisions of Section 4.02, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Issuer (in the case of a Receivable other than a Purchased Receivable) shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Receivable, including bringing suit in its name or the name of the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders. The Owner Trustee shall upon the written request of the Servicer furnish the Servicer with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

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     Section 4.02  Collection and Allocation of Receivable Payments. The
Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others. The Servicer shall allocate collections as set forth in Section 5.03. The Servicer may grant extensions (although not more than six for the life of any Receivable (excluding the Servicer's Payment Extension Program)), rebates or adjustments on a Receivable, which shall not, for the purposes of this Agreement, modify the day of the month on which payment is due (except in connection with a limited number of accommodations for Obligors of occasional requests in accordance with the Servicer's customary servicing procedures) or change the method under which scheduled payments of interest are computed on such Receivable (other than with respect to the Servicer's Payment Extension Program); provided, however, that if the Servicer extends the date for final payment by the Obligor of any Receivable beyond the Final Scheduled Maturity Date, it shall promptly repurchase the Receivable from the Issuer in accordance with the terms of Section 4.07. The Servicer shall not retain any fees in connection with any extension of a Receivable but shall instead deposit such fees into the Collection Account within two Business Days of receipt. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable. The Servicer shall not agree to any alteration of the interest rate or the originally scheduled payments on any Receivable, other than as provided herein or as required by law.

     Section 4.03 Realization upon Receivables. On behalf of the Issuer, the Servicer shall use commercially reasonable efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of automotive receivables, which may include selling the Financed Vehicle at public or private sale. The Servicer is hereby authorized to exercise its discretion, consistent with its customary servicing procedures and the terms of this Agreement, in servicing Defaulted Receivables so as to maximize the realization of those Defaulted Receivables, including the discretion to choose to sell or not to sell any of the Defaulted Receivables. The Servicer shall not be liable for any such exercise of its discretion made in good faith.

     Section 4.04 Physical Damage Insurance. To the extent applicable, the Servicer shall not take any action that would result in noncoverage under such physical damage insurance policy which, but for the actions of the Servicer, would have been covered thereunder. Any amounts collected by the Servicer under any physical damage insurance policy shall be deposited in the Collection Account pursuant to Section 5.02. The parties hereto acknowledge that the Servicer shall not force place any insurance coverage.

     Section 4.05 Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its customary servicing procedures, take such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. The Servicer is hereby authorized to take such steps as are necessary to re-perfect such security interest on behalf of the Issuer and the Indenture Trustee in the event of the relocation of a Financed Vehicle or for any other reason.

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

     Section 4.06 Covenants of Servicer. The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of (i) payment by the Obligor (a) in full or (b) in part with a remaining total payment shortage amount which, according to the Servicer's customary procedures, does not exceed the amount of total payment shortage that would permit the Servicer to release the related Financed Vehicle from the security interest or (ii) repossession, nor shall the Servicer impair the rights of the Issuer, the Indenture Trustee, the Certificateholders or the Noteholders in such Receivable.

     Section 4.07 Purchase of Receivables upon Breach. The Servicer or the Owner Trustee, on behalf of the Trust, shall inform the other party and the Indenture Trustee and the Seller promptly, in writing, upon the discovery of any breach pursuant to Section 4.02, 4.05, 4.06 or 7.01. Unless the breach shall have been cured by the last day of the second Collection Period following such discovery or written notice (or, at the Servicer's election, the last day of the first following Collection Period), the Servicer shall purchase any Receivable materially and adversely affected by such breach as of such last day and the Servicer shall deliver a revised Schedule of Receivables to the Seller and the Trust, which shall reflect the repurchase of such Receivables. In consideration of the purchase of any such Receivable pursuant to the preceding sentence, the Servicer shall remit the Purchase Amount in the manner specified in Section
5.05. Subject to Section 7.02, the sole remedy of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders with respect to a breach pursuant to Section 4.02, 4.05, 4.06 or 7.01 shall be to require the Servicer to purchase Receivables pursuant to this Section. The Owner Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section.

     Section 4.08 Servicing Fee. The Servicing Fee for a Payment Date shall equal the product of (a) one-twelfth (or in the case of the first Payment Date, one-eighth), (b) the Servicing Fee Rate and (c) the Pool Balance as of the first day of the related Collection Period. The Servicer shall also be entitled to all reimbursements for Advances as set forth in Section 5.04, late fees, any prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, collected (from whatever source) on the Receivables, plus any reimbursement pursuant to the last paragraph of
Section 7.02. The Servicer may, as long as it believes that sufficient collections will be available from interest collections on one or more future Payment Dates to pay the Servicing Fee, by notice to the Indenture Trustee on or before a Payment Date, elect to defer all or a portion of the Servicing Fee with respect to the related Collection Period, without interest. If the Servicer defers all of the Servicing Fee, the Servicing Fee for such related Collection Period will be deemed to equal zero.

     Section 4.09 Servicer's Certificate. Not later than 11:00 A.M. (New York time) on each Payment Determination Date, the Servicer shall deliver a Servicer's Certificate pursuant to Section 5.08. Receivables to be purchased by the Servicer or to be repurchased by World Omni or the Seller shall be identified by the Servicer by account number with respect to such Receivable (as specified in the Schedule of Receivables).

     Section 4.10  Annual Statement as to Compliance; Notice of Default.

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          (a)  The Servicer shall deliver to the Owner Trustee and the Indenture
Trustee, on or before April 30 of each year beginning April 30, 2004, an Officers' Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding
12-month period (or such shorter period as shall have elapsed since the Closing
Date) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of such certificate and the report referred to in Section 4.11 to the Rating Agencies. A copy of such certificate and the report referred to in Section 4.11 may be obtained by any Certificateholder or Noteholder by a request in writing to the Owner Trustee addressed to the Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee will promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

          (b) The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officers' Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 8.01(a) or (b).

     Section 4.11 Annual Independent Certified Public Accountants' Report. Within 120 days after December 31 of each year, beginning in 2004, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee a report, prepared by the independent accountants of the Servicer, stating that such independent accountants have audited the annual financial statements of the Servicer in accordance with auditing standards generally accepted in the United States and nothing came to such independent accountants' attention that caused them to believe that the Servicer was not in compliance with the provisions of this Agreement, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement.

     Section 4.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to the Certificateholders and Noteholders access to the Receivable Files in such cases where the Certificateholders or Noteholders shall be required by applicable statutes or regulations to review such documentation. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

     Section 4.13 Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders.

                                       14

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     Section 4.14  Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and provided, further, that the Servicer shall remain obligated and be liable to the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders for the servicing and administering of the Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Receivables. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders shall have any responsibility therefor. The Servicer shall give the Indenture Trustee written notice of any subservicer appointed hereunder,

     Section 4.15 Annual Transfer. The State of Florida imposes a value-based intangibles tax on January 1 of each year on certain intangibles owned, managed or controlled by Florida domiciliaries or intangibles having a business situs in Florida. On the last business day of each year, in an effort to minimize the impact of this intangibles tax, the Seller may transfer 99% of its right, title and interest in, to and under the Certificates owned by it as of such day, together with all of its duties, rights and obligations under this Agreement and the Administration Agreement to a special-purpose entity that is a wholly-owned subsidiary of World Omni (the "Transferee"), located and managed outside the State of Florida (such transfer, the "Annual Transfer"). In connection with such Annual Transfer, World Omni shall transfer all of its rights, obligations and duties under this Agreement and the Administration Agreement to the Transferee. The Trust will continue to maintain its first priority perfected security interest in the Receivables. Only 99% of the Seller's interest in the Receivables evidenced by the Certificates and its duties, rights and obligations under this Agreement and the Administration Agreement, together with World Omni's management and control authority and obligations, will be transferred to the Transferee, to be held in escrow and returned to the Seller and World Omni, respectively, on the first business day of the following year. World Omni shall indemnify the Trust with respect to any liability for this intangibles tax. World Omni will not conduct any servicing activities during the period of the Annual Transfer.

     Section 4.16 Exchange Act Certifications. To the extent permitted by Exchange Act Rules, the Servicer shall prepare, execute, file and deliver on behalf of the Issuer any certification or other instrument as required by Exchange Act Rules 13a-14 and 15d-14.

                                    ARTICLE V
         TRUST ACCOUNTS; DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS
                                AND NOTEHOLDERS

     Section 5.01  Establishment of Trust Accounts.

          (a) (a) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

          (b) The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the "Note Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

          (c) The Servicer, for the benefit of the Noteholders and the Certificateholders, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Certificateholders.

          (d) The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the "Pre-Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

          (e) The Servicer, for the benefit of the Noteholders, shall cause to be established and maintained with and in the name of the Indenture Trustee an Eligible Deposit Account (the "Negative Carry Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

          (b) Funds on deposit in the Collection Account, the Note Distribution Account, the Reserve Account, the Pre-Funding Account and the Negative Carry Account (collectively the "Trust Accounts") shall be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. In absence of written direction from the Servicer, such funds shall be invested in Eligible Investments specified in clause (i) of the definition thereof. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders and the Certificateholders or the Noteholders, as applicable; provided, that on each Payment Determination Date all interest and other Investment Earnings on funds on deposit in the Trust Accounts shall be deposited into the Collection Account and shall be deemed to constitute a portion of Available Funds for the related Payment Date. Other than as permitted by the Rating Agencies, funds on deposit in the Collection Account, the Reserve Account, the Note Distribution Account, the Pre-Funding Account and the Negative Carry Account shall be invested in Eligible Investments that will mature (A) not later than the Business Day immediately preceding the next Payment Date or (B) on or before 10:00 a.m. on such next Payment Date if such investment is held in the corporate trust department of the institution with which the Collection Account, the Reserve Account, the Note Distribution Account, the Pre-Funding Account and the Negative Carry Account, as applicable, is then maintained and is invested either (i) in a time deposit of the Indenture Trustee rated at least A-1 by Standard & Poor's and Prime-1 by Moody's (such account being maintained within the corporate trust department of the Indenture Trustee), (ii) in the Indenture Trustee's common trust fund so long as such fund is rated in the highest applicable rating category by Standard & Poor's and Moody's or (iii) in Eligible Investments specified in clauses (g) or (i) of the definition thereof. In no event

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

shall the Indenture Trustee be held liable for investment losses in Eligible Investments pursuant to this Section 5.01, except in its capacity as obligor thereunder.

          (c) (a) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders or the Noteholders and the Certificateholders, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. The Indenture Trustee or the other Person holding the Trust Accounts as provided in this Section 5.01(c)(i) shall be the "Securities Intermediary." If the Securities Intermediary shall be a Person other than the Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 5.01.

          (b) With respect to the Trust Account Property, the Securities Intermediary agrees, by its acceptance hereof, that:

               (i) The Trust Accounts are accounts to which Financial Assets will be credited.

               (ii) All securities or other property underlying any Financial Assets credited to the Trust Accounts shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to any of the Trust Accounts be registered in the name of the Trust, the Servicer or the Seller, payable to the order of the Trust, the Servicer or the Seller or specially indorsed to the Owner Trustee, the Servicer or the Seller except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

               (iii) All property delivered to the Securities Intermediary pursuant to this Agreement will be promptly credited to the appropriate Trust Account.

               (iv) Each item of property (whether investment property, Financial Asset, security, instrument of cash) credited to a Trust Account shall be treated as a "financial asset" within the meaning of
          Section 8-102(a)(9) of the New York UCC.

               (v) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to the Trust Accounts, the Securities Intermediary shall comply with such entitlement order without further consent by the Trust, the Servicer, the Seller or any other Person.

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

               (vi) The Trust Accounts shall be governed by the laws of the State of New York, regardless of any provision in any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary's jurisdiction and the Trust Accounts (as well as the securities entitlements (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the laws of the State of New York.

               (vii) The Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Trust Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) of such other person and the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Trust, the Seller, the Servicer or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 5.01(c)(ii)(E) hereof.

               (viii) Except for the claims and interest of the Indenture Trustee and of the Trust in the Trust Accounts, the Securities Intermediary knows of no claim to, or interest in, the Trust Accounts or in any Financial Asset credited thereto. If any other person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Trust Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Servicer and the Trust thereof.

               (ix) The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Trust Accounts and/or any Trust Account Property simultaneously to each of the Servicer and the Indenture Trustee.

          (c) The Servicer shall have the power, revocable by the Indenture Trustee or by the Owner Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Owner Trustee to carry out its respective duties hereunder or permitting the Indenture Trustee to carry out its duties under the Indenture.

          (d) Pre-Funding Account. On the Closing Date, the Seller shall deposit in the Pre-Funding Account $153,892,404.37 (the "Initial Pre-Funded Amount") from the net proceeds of the sale of the Notes. On each Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Pre-Funding Account an amount equal to (i) the aggregate Starting Principal Balance of the Subsequent Receivables transferred to the Trust on such Subsequent Transfer Date less the Reserve Account Subsequent Transfer Deposit with respect to such Subsequent Transfer Date and distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in
Section 2.03(b) with respect to such transfer, and (ii) the Reserve Account Subsequent Transfer Deposit with respect to such

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

Subsequent Transfer Date and, on behalf of the Seller, deposit such amount in the Reserve Account.

          If the Pre-Funded Amount has not been reduced to zero on the Payment Date immediately following the calendar month in which the Funding Period ends, the Servicer shall instruct the Indenture Trustee to transfer from the Pre-Funding Account on such Payment Date any amount then remaining in the Pre-Funding Account to the Note Distribution Account for distribution in accordance with Section 8.02(g) of the Indenture.

          (e) Negative Carry Account. On the Closing Date, the Seller shall deposit in the Negative Carry Account $829,719.32 (the "Negative Carry Account Initial Deposit") from the net proceeds of the sale of the Notes.

          On each Payment Date during the Funding Period, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account an amount equal to the excess, if any, of the amount on deposit in the Negative Carry Account over the Required Negative Carry Account Balance and release it to the (i) Certificateholders or (ii) upon the order of the Certificateholders deposit it in an account designated in writing by the Certificateholders to the Servicer, and on the Payment Date immediately following the last day of the Funding Period, the Servicer will instruct the Indenture Trustee to withdraw from the Negative Carry Account the amount remaining on deposit in the Negative Carry Account and release it to the Certificateholders or upon the order of the Certificateholders deposit it in an account designated in writing by the Certificateholders to the Servicer.

     Section 5.02 Collections. The Servicer shall remit to the Collection Account within two Business Days of receipt of payment (including proper instructions where to allocate such payment) all payments by or on behalf of the Obligors with respect to the Receivables (other than Purchased Receivables) and all Liquidation Proceeds, both as collected during the Collection Period. Notwithstanding the foregoing, for so long as (i) World Omni remains the Servicer (other than in connection with the annual transfer), (ii) no Servicer Default shall have occurred and be continuing, (iii) the Rating Agency Condition is met and (iv) World Omni either (a) maintains a short-term debt rating of at least A-1 by Standard & Poor's and Prime-1 by Moody's (b) arranges for and maintains a letter of credit or other form of enhancement for the Servicer's obligations to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency or (c) otherwise satisfies the Rating Agency Condition, the Servicer shall remit such collections with respect to the preceding calendar month to the Collection Account on the Payment Determination Date immediately preceding the related Payment Date. For purposes of this Article V the phrase "payments by or on behalf of Obligors" shall mean payments made with respect to the Receivables by Persons other than the Servicer or the Seller.

     Section 5.03 Application of Collections. With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method.

     Section 5.04 Advances. On each Payment Date, the Servicer shall deposit into the Collection Account an amount (such amount, an "Advance"), if positive, equal to (1) the Total

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

Required Advances with respect to such Payment Date minus (2) the Outstanding Advance immediately following the preceding Payment Date. On each Payment Date, the Servicer shall be reimbursed for Outstanding Advances in an amount, if positive, equal to (1) the Outstanding Advances immediately following the preceding Payment Date minus (2) the Total Required Advances with respect to such Payment Date. The Servicer shall not make any advance in respect of principal on the Receivables.

     Section 5.05 Additional Deposits. The Servicer and the Seller shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables and the Servicer shall deposit therein all amounts to be paid under Section 9.01. The Servicer will deposit the aggregate Purchase Amount with respect to Purchased Receivables when such obligations are due. The Servicer shall, if necessary, deposit all Advances required to be made pursuant to Section 5.04 in the Collection Account on each Payment Date. All such other deposits shall be made on the Payment Determination Date for the related Collection Period.

     Section 5.06 Distributions. (a) On or before each Payment Determination Date, the Servicer shall calculate (A) all amounts required to be deposited in the Note Distribution Account, (B) all amounts required to be distributed to the Certificateholders and (C) all amounts required to be transferred from the Pre-Funding Account and the Negative Carry Account.

          (b) Except as otherwise provided in clauses (iii) or (iv) below, on each Payment Date, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following deposits and distributions to the extent of Total Available Funds in the following order of priority:

               (i) to the Note Distribution Account, from Total Available Funds, the Class A Noteholders' Interest Distributable Amount;

               (ii) to the Note Distribution Account, from Total Available Funds remaining after the application of clause (A) above, if any, the Noteholders' First Priority Principal Distributable Amount;

               (iii) to the Note Distribution Account, from Total Available Funds remaining after the application of clauses (A) and (B) above, if any, the Class B Noteholders' Interest Distributable Amount;

               (iv) to the Note Distribution Account, from Total Available Funds remaining after the application of clauses (A) through (C) above, if any, the Second Priority Principal Distributable Amount;

               (v) to the Reserve Account, from Total Available Funds remaining after the application of clauses (A) through (D) above the amount, if any, necessary to reinstate the balance in the Reserve Account up to the Required Reserve Amount;

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

               (vi) to the Note Distribution Account, from Total Available Funds remaining after the application of clauses (A) through (E) above, if any, an amount equal to the Noteholders' Principal Distributable Amount minus any amounts allocated to the Note Distribution Account pursuant to clauses (B) and (D) above; and

               (vii) to the Certificateholders, the portion, if any, of Total Available Funds remaining after the application of clauses (A) through
          (F) above; provided the Indenture Trustee has not received written instruction from the Certificateholders of 100% percentage interest in the Certificates to redeposit all or a portion of such Total Available Funds due such Certificateholders into the Collection Account.

The Holders of 100% Percentage Interest of the Certificates will have the right, but not the obligation, in their sole discretion, to instruct the Indenture Trustee in writing to retain in the Collection Account all or a portion of distributions otherwise payable to them pursuant to (G) above. If the Certificateholders make this election, these amounts will be treated as collections during the then current Collection Period and the Certificateholders will have no claim to such amounts (unless distributed on a subsequent Payment Date pursuant to (G) above).

          (c) In the event the Notes are declared to be due and payable following the occurrence of an Event of Default pursuant to Section 5.01(i) and (ii) of the Indenture, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to Section 4.09) to make the following deposits and distributions to the extent of Total Available Funds, in the following order of priority: (A) to the Note Distribution Account, from Total Available Funds, an amount equal to the accrued and unpaid interest on each Class of Class A Notes; (B) to the Note Distribution Account, from the Total Available Funds remaining after the application of clause (A) above, if any, an amount equal to the Outstanding Amount of each class of Class A Notes; (C) to the Note Distribution Account, from Total Available Funds remaining after the application of clauses (A) and (B) above, if any, an amount equal to the accrued and unpaid interest on the Class B Notes; (D) to the Note Distribution Account, from Total Available Funds remaining after the application of clauses (A),
     (B) and (C) above, if any, an amount equal to the Outstanding Amount of the Class B Notes; and (E) to the Certificateholders, the portion, if any, of the Total Available Funds remaining after application of clauses (A), (B),
     (C) and (D), above.

          (d) In the event the Notes are declared to be due and payable following the occurrence of an Event of Default pursuant to Section 5.01(iii), (iv) or (v) of the Indenture, the Servicer shall instruct the Indenture Trustee (based on the information contained in the Servicer's Certificate delivered on the related Payment Determination Date pursuant to
     Section 4.09) to make the following deposits and distributions to the extent of Total Available Funds, in the following order of priority: (A) to the Note Distribution Account, from Total Available Funds, an amount equal to the accrued and unpaid interest on each Class of Class A Notes; (B) to the Note Distribution Account, from Total Available Funds remaining after the application of clause (A) above, if any, an amount equal to the accrued and unpaid interest on the Class B Notes;
     (C) to the Note Distribution Account, from the Total Available Funds remaining after the application of clauses (A) and (B) above, if any, an amount equal to the Outstanding Amount of each class of Class A Notes; (D) to the Note Distribution Account, from Total Available Funds remaining after the application of clauses (A), (B) and (C) above, if any, an amount equal to the Outstanding Amount of the Class B Notes; and (E) to the Certificateholders, the portion, if any, of the Total Available Funds remaining after application of clauses (A), (B), (C) and (D), above.

     Section 5.07  Reserve Account.

          (a) On the Closing Date, the Indenture Trustee will deposit, on behalf of the Seller, the Reserve Account Initial Deposit into the Reserve Account.

          (b) If the amount on deposit in the Reserve Account on any Payment Date (after giving effect to all deposits thereto or withdrawals therefrom on such Payment Date) is greater than the Required Reserve Amount for such Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw such amount from the Reserve Account and apply it as Total Available Funds for such Payment Date.

          (c) In the event that the Total Available Funds for a Payment Date are not sufficient to make the full amount of the deposits into the Note Distribution Account required pursuant to Sections 5.06(ii)(A), (B), (C) and (D) on such Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Payment Date an amount equal to such shortfall, to the extent of funds available therein, and deposit such amount into the Note Distribution Account; provided that such amount shall be applied according to the priorities set forth in Section 5.06(ii). In addition, amounts will be withdrawn from the Reserve Account as provided in Section 8.02(c) and
(d) of the Indenture.

          (d) Subject to Section 9.01, amounts will continue to be applied pursuant to Section 5.06 following payment in full of the Outstanding Amount of the Notes until the Pool Balance is reduced to zero. Following the payment in full of the aggregate Outstanding Amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to Noteholders, any amount remaining on deposit in the Reserve Account shall be distributed to the Certificateholders.

     Section 5.08 Statements to Noteholders and Certificateholders. On each Payment Determination Date, the Servicer shall provide to the Indenture Trustee (with a copy to the Rating Agencies) for the Indenture Trustee to forward to The Depository Trust Company (which shall supply such statement to Noteholders in accordance with its procedures), a statement substantially in the form of Exhibit B, setting forth at least the following information as to the Notes, to the extent applicable:

          (a) the amount of such distribution allocable to principal allocable to each Class of Notes;

          (b) the amount of such distribution allocable to interest allocable to each Class of Notes;

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

          (c) the Outstanding Amount of each Class of Notes and the Note Pool Factor for each such Class as of the close of business on the last day of the preceding Collection Period;

          (d) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Servicing Fee and the change in such amount from the prior Payment Date;

          (e) the balance of the Reserve Account on such Payment Determination Date after giving effect to deposits and withdrawals to be made on the immediate following Payment Date, if any;

          (f) the Pool Balance as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (a) above;

          (g)  the Class A Noteholders' Interest Carryover Shortfall;

          (h)  the Class B Noteholders' Interest Carryover Shortfall;

          (i) the number of Receivables purchased by, and the aggregate Purchase Amount paid by, World Omni or the Servicer with respect to the related Collection Period;

          (j) delinquency information relating to the Receivables which are more than 30, 60 or 90 days delinquent;

          (k) the aggregate amount of Receivables which have become Defaulted Receivables during the preceding Collection Period;

          (l)  the amount, if any, distributed to the Certificateholders;

          (m)  the Noteholders' First Priority Principal Distributable Amount;

          (n)  the Noteholders' Second Priority Principal Distributable Amount;

          (o)  the Noteholders' Principal Distributable Amount;

          (p) the Overcollateralization Target Amount for the immediately following Payment Date;

          (q) the Negative Carry Amount and the balance, if any, of the Negative Carry Account on such date, after giving effect to deposits and withdrawals to be made on the immediately following Payment Date, if any;

          (r) for Payment Dates during the Funding Period, the Starting Principal Balance for all Subsequent Receivables transferred to the Trust since the preceding Payment Date, the remaining Pre-Funded Amount and the Investment Earnings on amounts on deposit in the Pre-Funding Account, if any, for the related Payment Period;

          (s) for the Payment Date immediately following the calendar month in which the Funding Period ends, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables;

          (t)  the Net Loss Ratio; and

          (u)  the Average Net Loss Ratio

Each amount set forth on the Payment Date statement under clauses (a), (b), (g) and (h) above shall be expressed as a dollar amount per $1,000 of original principal amount of a Note.

     Section 5.09 Net Deposits. As an administrative convenience, the Servicer will be permitted to make the deposit of collections on the Receivables, Advances and Purchase Amounts for or with respect to the Collection Period net of distributions (including without limitation the Servicing Fee) to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders as if all deposits, distributions and transfers were made individually.

     Section 5.10 Transfer of Certificates. In the event any Holder of a Certificate shall wish to transfer such Certificate, the Seller shall provide to such Holder and any prospective transferee designated by such Holder information regarding the Certificates and the Receivables and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act of 1933, as amended, pursuant to the exemption from registration provided by Rule 144A.

                                   ARTICLE VI
                                   THE SELLER

     Section 6.01 Representations of Seller. The Seller makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the Closing Date and each Subsequent Transfer Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Seller is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with the requisite power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the requisite power, authority and legal right to acquire and own the Receivables.

          (b) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary material licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the Seller's earnings, business affairs or business prospects.

          (c) Power and Authority. The Seller has the requisite power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Issuer, and the Seller shall have duly authorized such sale and assignment to the Issuer by all necessary action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary action.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the limited liability company agreement or bylaws of the Seller; (ii) breach, conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; (iii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or, (iv) to the best of the Seller's knowledge, violate any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties except, in the case of clauses (ii), (iii) and (iv), for such breaches, defaults, conflicts, liens or violations that would not have a material adverse effect on the Seller's earnings, business affairs or business prospects.

          (f) No Proceedings. To the Seller's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) which could reasonably be expected to adversely affect the federal or state income tax attributes of the Notes or the Certificates.

          (g) All Consents. All authorizations, licenses, consents, orders or approvals of, or registrations or declarations with, any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Seller in connection with the execution and delivery by the Seller of this Agreement or any of the Basic Documents to which it is a party and the performance by the Seller of the transactions contemplated by this Agreement or any of the Basic Documents to which it is a party, have been duly obtained, effected or given and are in full force and effect, except where failure to obtain the same would not have a material adverse effect upon the rights of the Trust, the Noteholders or the Certificateholders.

     Section 6.02  Corporate Existence.

          (a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby. In addition, all transactions and dealings between the Seller and its Affiliates will be conducted on an arm's-length basis.

          (b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its affiliates, including the following:

          (a) the Seller shall maintain corporate records and books of account separate from those of its affiliates;

          (b) Except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its affiliates;

          (c) the Seller shall hold such appropriate meetings of its Board of Directors as are necessary to authorize all the Seller's corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and observe all other customary corporate formalities (and any successor Seller not a limited liability company shall observe similar procedures in accordance with its governing documents and applicable law); and

          (d) the Seller shall at all times hold itself out to the public under the Seller's own name as a legal entity separate and distinct from its affiliates.

     Section 6.03 Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement:

          (a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee and the Servicer and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the Basic Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, and as of the date of, the sale of the Receivables to the Issuer or the issuance and original sale of the Certificates and the Notes, or asserted with respect to ownership of the Receivables, or federal or other income taxes arising out of distributions on the Certificates or the Notes) and costs and expenses in defending against the same.

          (b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee, and the Indenture Trustee from and against any loss, liability or reasonable and documented expense incurred by reason of the Seller's willful misfeasance, bad faith or negligence (except for errors in judgment) in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement.

          (c) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all reasonable and documented cost and expense, and all other losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability: (i) in the case of the Owner Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee or, in the case of the Indenture Trustee, shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Indenture Trustee or (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in Section 7.03 of the Trust Agreement.

          (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

          Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable and documented fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

          Notwithstanding anything to the contrary contained in this Agreement or any other document, the obligations of the Seller under this Section 6.03 and
Section 7.5 of the Seller's Limited Liability Company Agreement are solely the corporate obligations of the Seller and shall be payable by it (x) solely from funds distributed to it in its capacity as Certificateholder available pursuant to, and in accordance with, the payment priorities set forth in Section 5.06 of this Agreement and (z) only to the extent that it receives additional funds designated for such purposes or to the extent it has additional funds available (other than funds described in preceding clause (x)). In addition, no amount owing by the Seller hereunder or under Section 7.5 of its Limited Liability Company Agreement in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a "claim" (as defined in Section 101(5) of the Bankruptcy Code) against it. No recourse shall be had for the payment of any amount owing hereunder or under Section 7.5 of the Seller's Limited Liability Company Agreement or any other obligation of, or claim against, the Seller, arising out of or based upon this Section 6.03 or under Section 7.5 of its Limited Liability Company Agreement against any employee, officer, agent, directed or authorized person of the Seller; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

     Section 6.04 Merger or Consolidation of, or Assumption of Obligations of Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.01 shall have been breached and no Servicer Default in respect of the Seller under
Section 8.01(b) or (c) shall have occurred and be continuing, and no event that, after notice or lapse of time, or both, would become a Servicer Default in respect of the Seller under Section 8.01(b) or (c) shall have occurred and be continuing, (ii) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officers' Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction and (iv) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been filed that are necessary fully to preserve and protect the interest of the Owner Trustee and Indenture Trustee, respectively, in the Receivables and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests. Notwithstanding anything herein to the contrary, (a) the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii),
(iii) and (iv) above shall be conditions to the consummation of the transactions referred to in clause (a), (b) or (c) above and (b) the Seller may transfer its rights under this Agreement in accordance with Section 4.15 hereof.

     Section 6.05 Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

     Section 6.06 Seller May Own Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document.

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     Section 6.07  Security Interest. During the term of this Agreement, the
Seller will not take any action to assign the security interest in any Financed Vehicle other than pursuant to the Basic Documents.

                                   ARTICLE VII
                                  THE SERVICER

     Section 7.01 Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the Closing Date, and shall survive the sale of the Receivables from time to time to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the corporate power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian.

          (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary material licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) shall require such qualifications, except where the failure to be so qualified or to have obtained such licenses or approvals would not have a material adverse effect on the Servicer's earnings, business affairs or business prospects.

          (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

          (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer; (ii) breach, conflict with or violate any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; (iii) result in the creation or imposition of any Lien upon any of its

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properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to this Agreement and the Basic Documents); or,
(iv) to the best of the Servicer's knowledge, violate any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties except, in the case of clauses (ii), (iii) and (iv), for such breaches, defaults, conflicts, liens or violations that would not have a material adverse effect on the Servicer's earnings, business affairs or business prospects.

          (f) No Proceedings. To the Servicer's best knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Basic Documents, the Notes or the Certificates or (iv) relating to the Servicer and which could reasonably be expected to adversely affect the federal or state income tax attributes of the Notes or the Certificates.

          (g) Approvals. All approvals, licenses, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution and delivery of this Agreement have been or will be taken or obtained on or prior to the Closing Date, except where failure to obtain the same would not have a material adverse effect upon the rights of the Seller, the Trust, the Noteholders or the Certificateholders.

     Section 7.02 Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement:

          (a) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all reasonable and documented costs and expenses, and all other losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of a Financed Vehicle.

          (b) The Servicer shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Certificateholders and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Owner Trustee and the Indenture Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

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

          For purposes of this Section, in the event of the termination of the rights and obligations of World Omni (or any successor thereto pursuant to Section 7.03) as Servicer pursuant to Section 8.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.02.

          Indemnification under this Section shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

     Section 7.03 Merger or Consolidation of, or Assumption of Obligations of, Servicer. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United State of America or the District of Columbia and, if the Servicer is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Servicer hereunder; and

          (b) the Servicer has delivered to the Owner Trustee and the Indenture Trustee and Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer will comply with this Section
7.03 and that all conditions precedent herein provided for relating to such transaction have been complied with.

          The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section 7.03 to the Rating Agencies, the Owner Trustee and the Indenture Trustee.

     Section 7.04 Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Noteholders or the Certificateholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

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

          Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the Basic Documents and the rights and duties of the parties to this Agreement and the Basic Documents and the interests of the Certificateholders under this Agreement and the Noteholders under the Indenture.

     Section 7.05 World Omni Not To Resign as Servicer. Subject to the provisions of Section 7.03, World Omni shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law and cannot be cured. Notice of any such determination permitting the resignation of World Omni shall be communicated to the Owner Trustee and the Indenture Trustee at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have assumed the responsibilities and obligations of World Omni in accordance with Section 8.02.

                                  ARTICLE VIII
                                     DEFAULT

     Section 8.01 Servicer Default. Any one of the following events shall constitute a default by the Servicer (a "Servicer Default"):

          (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts or distribution to the Certificateholders any required payment or to direct the Indenture Trustee to make any required distributions therefrom, which failure continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer from the Owner Trustee or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

          (b) failure by the Servicer or, if the Servicer is an affiliate of the Seller, the Seller, as the case may be, duly to observe or to perform in any material respect any other covenants or agreements of the Servicer or the Seller (as the case may be) set forth in this Agreement or any other Basic Document, which failure shall (i) materially and adversely affect the rights of Certificateholders or Noteholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer or the Seller (as the case may be) by the Owner Trustee or the Indenture Trustee or (B) to the Servicer or the Seller (as the case may be), and to the Owner Trustee and the Indenture Trustee by the Holders of the Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities and the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than 50% of the percentage interest of the Certificates; or

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          (c)  the occurrence of an Insolvency Event with respect to the
Servicer or, if the Servicer is an affiliate of the Seller, the Seller.

          Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (a) above for a period of ten Business Days or referred to under clause (b) for a period of 90 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, the Owner Trustee, the Noteholders and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

          So long as the Servicer Default shall not have been remedied or stayed by the application of the above paragraph, either the Indenture Trustee or the Holders of the Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities, by notice then given in writing to the Servicer (and to the Indenture Trustee and the Owner Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 7.02 hereof) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Receivables or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 8.02; and, without limitation, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee and the Owner Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any Receivable. Further, in such event, the Servicer shall use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to the successor Servicer, and as promptly as practicable, the Servicer shall provide to the successor Servicer a current computer tape containing all information from the Receivables Files required for the proper servicing of the Receivables, together with the documentation containing any and all information necessary for the use of the tape. All reasonable and documented costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Owner Trustee shall give notice thereof to the Rating Agencies.

     Section 8.02  Appointment of Successor.

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          (a)  Upon the Servicer's receipt of notice of termination pursuant to
Section 8.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of (i) the date 45 days from the delivery to the Owner Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (ii) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Servicer's termination hereunder, the Indenture Trustee shall appoint a successor Servicer, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Owner Trustee and the Indenture Trustee. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be legally unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution, having a net worth of not less than $100,000,000 and whose regular business shall include the servicing of automotive receivables, as the successor to the Servicer under this Agreement.

          (b) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

          (c) The successor Servicer may not resign unless it is prohibited from serving as such by law.

     Section 8.03 Notification to Noteholders and Certificateholders. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this
Article VIII, the Owner Trustee shall give prompt written notice thereof to Certificateholders, and the Indenture Trustee shall give prompt written notice thereof to Noteholders and the Rating Agencies.

     Section 8.04 Waiver of Past Defaults. The Holders of Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts or to the Certificateholders in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

     Section 8.05 Payment of Servicing Fees; Repayment of Advances. If the Servicer shall change, the predecessor Servicer shall be entitled to (i) receive any accrued and unpaid Servicing Fees through the date of such Successor Servicer's acceptance hereunder in accordance with

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Section 4.08 and (ii) reimbursement for Outstanding Advances pursuant to Section
5.08 with respect to all Advances made by the predecessor Servicer.

                                   ARTICLE IX
                                   TERMINATION

     Section 9.01  Optional Purchase of All Receivables.

          (a) As of the last day of any Collection Period immediately preceding a Payment Date as of which the then outstanding Pool Balance is 10% or less of the Aggregate Starting Principal Balance, the Servicer shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts. To exercise such option, the Servicer shall deposit pursuant to Section 5.05 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Defaulted Receivables), and shall succeed to all interests in and to the Trust. Notwithstanding the foregoing, the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to the preceding sentence is greater than or equal to the sum of the Outstanding Amount of the Notes and all accrued but unpaid interest (including any overdue interest and premium) thereon.

          (b) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee and the Indenture Trustee as soon as practicable after the Servicer has received notice thereof.

          (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder other than Section 5.07(b) and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.01 Amendment. This Agreement may be amended by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity or to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that such amendments require: (i) satisfaction of the Rating Agency Condition and (ii) an officer's certificate of the Servicer stating that the amendment will not materially and adversely affect the interest of any Noteholder or Certificateholder.

          This Agreement may also be amended from time to time by the Seller, the Servicer and the Issuer, with the consent of the Indenture Trustee, the consent of the Holders of the Notes evidencing not less than 50% of the Outstanding Amount of the Controlling Securities and the consent of the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than 50% of the percentage interest of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement

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

or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the consent percentages in this sentence, without the consent of the Holders of all the outstanding Notes and the Holders (as defined in the Trust Agreement) of all the outstanding Certificates affected thereby.

          Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification provided by the Servicer, of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

          It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

          Prior to the execution of any amendment to this Agreement, the Owner Trustee, on behalf of the Issuer, and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 10.02(h)(A). The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

     Section 10.02 Protection of Title to Trust.

          (a) The Seller shall file such financing statements and cause to be filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and of the Indenture Trustee in the Receivables and in the proceeds thereof. The Seller hereby authorizes the filing of such financing statements and hereby ratifies any such financing statements filed prior to the date hereof. The Seller shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

          (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that could reasonably be expected to make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

          (c) Each of the Seller and the Servicer shall have an obligation to give the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any relocation of its principal executive office or a change in its jurisdiction of organization if, as a result of

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

such relocation or change in its jurisdiction of organization, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

          (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

          (e) The Servicer shall maintain its computer systems so that, within five (5) Business Days from and after the time of sale under this Agreement of the Receivables, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly that such Receivable has been sold to the Issuer.

          (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer and has been pledged to the Indenture Trustee.

          (g) Upon request, the Servicer shall furnish to the Owner Trustee or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust.

          (h)  The Servicer shall deliver to the Owner Trustee and the Indenture
Trustee:

               (i) promptly after the execution and delivery of this Agreement, an Opinion of Counsel stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (2) no such action shall be necessary to preserve and protect such interest; and

               (ii) on or before March 31, in each calendar year, beginning in 2004, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (1) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such

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

          details are given, or (2) no such action shall be necessary to preserve and protect such interest.

          Each Opinion of Counsel referred to in clause (A) or (B) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

          (i) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or
Section 12(g) of the Exchange Act within the time periods specified in such sections.

          (j) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee, prior to any change in the location of the Receivable Files, an Opinion of Counsel stating that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or
(ii) no such action shall be necessary to preserve and protect such interest.

     Section 10.03 Notices. All demands, notices, communications and instructions upon or to the Seller, the Servicer, the Owner Trustee, the Indenture Trustee or the Rating Agencies under this Agreement shall be by facsimile or in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to World Omni Auto Receivables LLC, 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, (954) 429-2200, Attention:
Patrick C. Ossenbeck, (b) in the case of the Servicer, World Omni Financial Corp., 190 Jim Moran Boulevard, Deerfield Beach, Florida 33442, (954) 429-2200,
Attention: Patrick C. Ossenbeck, (c) in the case of the Issuer or the Owner Trustee, at its Corporate Trust Office, (d) in the case of the Indenture Trustee, at its Corporate Trust Office, (e) in the case of Moody's, to Moody's Investors Service, ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (f) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention of Asset Backed Surveillance Department; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

     Section 10.04 Assignment by the Seller or the Servicer. Notwithstanding anything to the contrary contained herein, except as provided in the remainder of this Section, as provided in Sections 6.04 and 7.03 herein and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer.

     Section 10.05 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Seller, the Servicer, the Issuer, the Owner Trustee, the Certificateholders, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     Section 10.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 10.07 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 10.08 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     Section 10.09 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to any otherwise applicable conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 10.10 Assignment by Issuer. Each of World Omni and the Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

     Section 10.11 Nonpetition Covenants.

          (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of their property, or ordering the winding up or liquidation of the affairs of the Issuer.

          (b) Notwithstanding any prior termination of this Agreement, the Servicer, solely in its capacity as a creditor of the Seller, shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Seller under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

     Section 10.12 Limitation of Liability of Owner Trustee and Indenture
Trustee.

          (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Chase Manhattan Bank USA, National Association not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Chase Manhattan Bank USA, National Association in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

          (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by The Bank of New York, not in its individual capacity but solely as Indenture Trustee and in no event shall The Bank of New York have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                        WORLD OMNI AUTO RECEIVABLES
                                        TRUST 2003-B


                                        by: CHASE MANHATTAN BANK USA,
                                        NATIONAL ASSOCIATION
                                        not in its individual capacity
                                        but solely as Owner Trustee,


                                        By:   /s/ John J. Cashin
                                            ------------------------------------
                                        Name:  John J. Cashin
                                        Title: Vice President


                                        WORLD OMNI AUTO RECEIVABLES LLC,
                                        Seller


                                        By:   /s/ Alan Kirschenbaum
                                            ------------------------------------
                                        Name:  Alan Kirschenbaum
                                        Title: Assistant Treasurer


                                        WORLD OMNI FINANCIAL CORP.


                                        By:   /s/ Alan Kirschenbaum
                                            ------------------------------------
                                        Name:  Alan Kirschenbaum
                                        Title: Assistant Treasurer


Acknowledged and accepted as of the day
and year first above written:

THE BANK OF NEW YORK,
not in its individual capacity but solely as Indenture Trustee


By:   /s/ Allison R. Clan
    ------------------------------------
Name:  Allison R. Clan
Title: Assistant Treasurer


                                                    Sale and Servicing Agreement

                                   SCHEDULE A

                             Schedule of Receivables

          Bank Pool Elig. Cat. Elig. St. Type Account Number APR Orig.
          ------------------------------------------------------------
        Term Rem. Term Sched Rem. Term Mthly. Pmt. Inv. Bal. Dealer Res.
        ----------------------------------------------------------------

        [Delivered to the Owner Trustee and Indenture Trustee at Closing]

                                   SCHEDULE B

                          Location of Receivable Files
                           World Omni Financial Corp.
                              6150 Omni Park Drive
                              Mobile, Alabama 36609

                                    EXHIBIT A

                  Form of Distribution Statement to Noteholders

World Omni Financial Corp.

World Omni Auto Receivables Trust 2003-B Payment Date Statement to Noteholders

Total Available Funds

Class A-1 Notes: ($_______ per $1,000 original principal amount) Class A-2 Notes: ($_______ per $1,000 original principal amount) Class A-3 Notes: ($_______ per $1,000 original principal amount) Class A-4 Notes: ($_______ per $1,000 original principal amount) Class B Notes: ($_______ per $1,000 original principal amount)

Outstanding Amount
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes

Note Pool Factor
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes

Servicing Fee
Servicing Fee Per $1,000 Note

Reserve Account Balance

                                    EXHIBIT B

                         Form of Servicer's Certificate

World Omni Financial Corp.
World Omni Auto Receivables Trust 2003-B Monthly Servicer's Certificate

--------------------------------------------------------------------------------

Period
Payment Date
Dates Covered                                From & Incl.   To & Incl.
--------------------------------------------------------------------------------
Collections
Accrual
     30/360 Days
     Actual/360 Days
Receivables Balances                         Beginning      Ending
--------------------------------------------------------------------------------

Pool Balance
Simple Interest
Aggregate Starting Principal Balance

Noteholders' First Priority Principal
Distributable Amount
Noteholders' Second Priority Principal
Distributable Amount
Noteholders' Principal Distributable Amount

     Collections - Simple Interest Contracts
     + Investment Earnings

Total Available Funds
--------------------------------------------------------------------------------

Loss & Delinquency
                                Account Activity
                                ------------------------------------------------
                                                                       Interest
                                Beginning  Ending           Interest/  Servicing
                                Balance    Balance  Change  Factor     Shortfall
Initial Pool
Principal Paydown
Reserve
Notes
     Class A-1

     Class A-2
     Class A-3
     Class A-4
     Class B

                  Total      Principal
                  Principal  Shortfall
Notes
     Class A-1
     Class A-2
     Class A-3
     Class A-4
     Class B
Total
                                  Miscellaneous
--------------------------------------------------------------------------------

Amounts released to the Certificateholders
Required Reserve Amount
Servicing Fee to Servicer
Collection Account Redeposits
Overcollaterlization Target Amount
Negative Carry Amount
Aggregate Starting Principal
Balance of Subsequent Receivables
Pre-Funded Amount
Net Loss Ratio
Average Net Loss Ratio
                               Allocation of Funds
--------------------------------------------------------------------------------

Sources Principal Distribution
Amount Interest Distribution
Amount Redemption/Prepay Amount
Total Sources

                                    EXHIBIT C

                         Form of Initial SSA Assignment

     For value received, in accordance with the Sale and Servicing Agreement, dated as of December 2, 2003 (the "Sale and Servicing Agreement"), among World Omni Auto Receivables LLC, a Delaware limited liability company (the "Seller"), World Omni Auto Receivables Trust 2003-B (the "Issuer") and World Omni Financial Corp., a Florida corporation, (the "Servicer"), the Seller does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse, all right, title and interest of the Seller in, to and under (a) the Initial Receivables identified on the Schedule of Receivables attached hereto having an aggregate Starting Principal Balance of $______ and all monies received thereon and in respect thereof after the Initial Cutoff Date; (b) the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with the Initial Receivables and any other interest of the Seller in such Financed Vehicles; (c) any proceeds with respect to the Initial Receivables from claims on any physical damage, credit life or disability insurance policies covering such Financed Vehicles or Obligors; (d) any Financed Vehicle that shall have secured an Initial Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust; (e) all right, title and interest in all funds on deposit in, and "financial assets" (as such term is defined in the Uniform Commercial Code as from time to time in effect) credited to, the Trust Accounts from time to time, including the Reserve Account Initial Deposit, the Negative Carry Account Initial Deposit and the Pre-Funding Account Initial Deposit and in all investments and proceeds thereof (including all income thereon); (f) all right, title and interest of World Omni Auto Receivables LLC under the Receivables Purchase Agreement; (g) all "accounts," "chattel paper," "general intangibles" and "promissory notes" (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and (h) the proceeds of any and all of the foregoing; provided, however, that the foregoing items (a) through (h) shall not include the Notes and Certificates.

     The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors, Dealers, insurers or any other Person in connection with the Initial Receivables, the agreements with Dealers, any insurance policies or any agreement or instrument relating to any of them.

     This Initial SSA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed by the Sale and Servicing Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale and Servicing Agreement.

                                    * * * * *

          IN WITNESS WHEREOF, the undersigned has caused this Initial SSA Assignment to be duly executed as of December 2, 2003.

                                        WORLD OMNI AUTO RECEIVABLES LLC


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT D

                   Form of Subsequent Transfer SSA Assignment

     For value received, in accordance with the Sale and Servicing Agreement, dated as of December 2, 2003 (the "Sale and Servicing Agreement"), among World Omni Auto Receivables LLC, a Delaware limited liability company (the "Seller"), World Omni Auto Receivables Trust 2003-B (the "Issuer") and World Omni Financial Corp., a Florida corporation, (the "Servicer"), the Seller does hereby sell, assign, transfer and otherwise convey unto the Issuer, without recourse, all right, title and interest of the Seller in, to and under (a) the Subsequent Receivables identified on the Schedule of Receivables attached hereto having an aggregate Starting Principal Balance of $______and all monies received thereon and in respect thereof after the close of business on _____, 200__; (b) the security interests in, and the liens on, the Financed Vehicles granted by Obligors in connection with such Subsequent Receivables and any other interest of the Seller in such Financed Vehicles; (c) any proceeds with respect to the Subsequent Receivables from claims on any physical damage, credit life or disability insurance policies covering such Financed Vehicles or Obligors; (d) any Financed Vehicle that shall have secured such Subsequent Receivable and shall have been acquired by or on behalf of the Seller, the Servicer or the Trust; (e) all right, title and interest in all funds on deposit in, and "financial assets" (as such term is defined in the Uniform Commercial Code as from time to time in effect) credited to, the Trust Accounts from time to time, including the Reserve Account, the Negative Carry Account and the Pre-Funding Account and in all investments and proceeds thereof (including all income thereon); (f) all right, title and interest of World Omni Auto Receivables LLC under the Receivables Purchase Agreement; (g) all "accounts," "chattel paper," "general intangibles" and "promissory notes" (as such terms are defined in the Uniform Commercial Code as from time to time in effect) constituting or relating to the foregoing; and (h) the proceeds of any and all of the foregoing; provided, however, that the foregoing items (a) through (h) shall not include the Notes and Certificates.

     The foregoing sale does not constitute and is not intended to result in any assumption by the Issuer of any obligation of the undersigned to the Obligors, Dealers, insurers or any other Person in connection with such Subsequent Receivables, the agreements with Dealers, any insurance policies or any agreement or instrument relating to any of them.

     This Subsequent SSA Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Sale and Servicing Agreement and is to be governed by the Sale and Servicing Agreement.

     Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Sale and Servicing Agreement.

                                    * * * * *

          IN WITNESS WHEREOF, the undersigned has caused this Subsequent Transfer SSA Assignment to be duly executed as of __________________, 200_.

                                        WORLD OMNI AUTO RECEIVABLES LLC


                                        By:
                                        Name:
                                        Title:

                                   APPENDIX A

                              PART I - DEFINITIONS

All terms used in this Appendix shall have the defined meanings set forth in this Part I when used in the Basic Documents, unless otherwise defined therein.

     "Act" has the meaning specified in Section 11.03(a) of the Indenture.

     "Administration Agreement" means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer, the Seller and the Indenture Trustee, as amended from time to time.

     "Administrator" means World Omni Financial Corp., a Florida corporation, or any successor Administrator under the Administration Agreement.

     "Advance" means, with respect to any Payment Date, the amount of interest, if any, determined as of the close of business on the last day of the related Collection Period, which the Servicer is required to advance on Receivables more than 30 days past due determined as set forth in Section 5.04.

     "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Aggregate Net Losses" means, for any Payment Date, an amount equal to the aggregate principal balance of all Receivables that were designated as Defaulted Receivables during the related Collection Period, minus the sum of (a) the Liquidation Proceeds allocable to principal collected during the related Collection Period and (b) any Recoveries collected during that Collection Period with respect to any Receivable designated a Defaulted Receivable.

     "Aggregate Starting Principal Balance" means as of any date of determination, the aggregate of the Starting Principal Balances of the Initial Receivables as of the Initial Cutoff Date, which is $766,107,595.63, plus the aggregate of the Starting Principal Balances, as of each of the related Subsequent Cutoff Dates, for all Subsequent Receivables sold to the Issuer on or prior to such date of determination.

     "Amount Financed" means, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle, warranty or insurance premium and any related costs.

     "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the related Contract.

     "Assignment" shall mean any RPA Assignment or SSA Assignment.

     "Authorized Officer" means, with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) or, so long as the Administration Agreement is in effect, the president, any vice president, treasurer, assistant treasurer, secretary or assistant secretary of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Available Funds" means, with respect to any Payment Date, (1) the sum of the following amounts, without duplication, with respect to the Receivables in respect of the Collection Period preceding such Payment Date: (a) all collections on Receivables, (b) Advances, (c) all Liquidation Proceeds attributable to the Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures and all Recoveries, (d) the Purchase Amount of each Receivable that became a Purchased Receivable as of the last day of the related Collection Period, (e) partial prepayments relating to refunds of warranty or insurance financed by the respective Obligor thereon as part of the original contract and only to the extent not included under clause (a) above, (f) amounts on deposit in the Reserve Account after giving effect to all other deposits and withdrawals thereto or therefrom on the Payment Date relating to such Collection Period in excess of the Required Reserve Amount, (g) Investment Earnings for the related Payment Date, (h) any Collection Account Redeposits for the related Payment Date and (i) all amounts received from the Indenture Trustee pursuant to Section 5.04 of the Indenture minus (2) the Servicing Fee (unless the Servicer elects to defer part or all of such fee), reimbursements for Advances and other amounts payable to the Servicer pursuant to Section 4.08 hereof for the related Payment Date; provided, however, that in calculating Available Funds all payments and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchased Amount of which has been included in Available Funds in a prior Collection Period shall be excluded.

     "Available Purchase Amount" means as of any Subsequent Transfer Date, the excess, if any, of $920,000,000 over the Aggregate Starting Principal Balance on (and before giving effect to any transfers of Receivables on) such Subsequent Transfer Date.

     "Average Net Loss Ratio" means, for any Payment Date, the average of the Net Loss Ratios for such Payment Date and the preceding two Payment Dates.

     "Basic Documents" means the Indenture, the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Receivables Purchase Agreement, the Administration Agreement and the Note Depository Agreement and other documents and certificates delivered in connection therewith.

     "Benefit Plan" shall have the meaning assigned to such term in Section 3.04 of the Trust Agreement.

                                     AppA-2

     "Book-Entry Notes" means a beneficial interest in the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.

     "Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies in the State of Florida, the State of New York, the State of Delaware, the states in which the servicing offices of the Servicer are located or the state in which the Corporate Trust Office is located are required or authorized by law, regulation or executive order to be closed.

     "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit B to the Trust Agreement filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

     "Certificateholder" shall mean a Person in whose name a Trust Certificate is registered in the Certificate Register.

     "Certificate Register" and "Certificate Registrar" shall mean the register mentioned in and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

     "Certificates" means the Trust Certificates (as defined in the Trust Agreement).

     "Class" means any one of the classes of Notes.

     "Class A Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class A Noteholders' Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class A Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by each Class of the Class A Notes for the related Interest Accrual Period.

     "Class A Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A Noteholders' Interest Carryover Shortfall for such Payment Date.

     "Class A Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, interest accrued for the related Interest Accrual Period on each class of Class A Notes at the respective interest rate for such Class on the Outstanding Amount of the Notes of such Class on the immediately preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such Class on or prior to such preceding Payment Date. For all purposes of this Agreement and the Basic Documents, interest with respect to all Classes of Class A Notes (other than the Class A-1 Notes) shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest with respect to the Class A-1 Notes shall be computed on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

                                     AppA-3

     "Class A Notes" means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

     "Class A Percentage" means an amount equal to (a) the sum of the initial principal amount of the Class A-2, Class A-3, Class A-4 Notes divided by (b) the sum of initial principal amount of the Class A-2, Class A-3, Class A-4 and Class B Notes.

     "Class A-1 Final Scheduled Payment Date" means the December 15, 2004 Payment Date.

     "Class A-1 Interest Rate" means 1.13% per annum computed on the basis of the actual number of days elapsed and on a 360 day year.

     "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered in the Note Register.

     "Class A-1 Notes" means the Class A-1 1.13% Asset-Backed Notes, substantially in the form of Exhibit A-1 to the Indenture.

     "Class A-2 Final Scheduled Payment Date" means the August 15, 2006 Payment Date.

     "Class A-2 Interest Rate" means 1.54% per annum computed on the basis of a 360 day year of twelve 30 day months.

     "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered in the Note Register.

     "Class A-2 Notes" means the Class A-2 1.54% Asset-Backed Notes, substantially in the form of Exhibit A-2 to the Indenture.

     "Class A-3 Final Scheduled Payment Date" means the January 15, 2008 Payment Date.

     "Class A-3 Interest Rate" means 2.20% per annum computed on the basis of a 360 day year of twelve 30 day months.

     "Class A-3 Noteholder" means the Person in whose name a Class A-3 Note is registered in the Note Register.

     "Class A-3 Notes" means the Class A-3 2.20% Asset-Backed Notes, substantially in the form of Exhibit A-3 to the Indenture.

     "Class A-4 Final Scheduled Payment Date" means the November 15, 2010 Payment Date.

     "Class A-4 Interest Rate" means 2.87% per annum computed on the basis of a 360 day year of twelve 30 day months.

     "Class A-4 Noteholder" means the Person in whose name a Class A-4 Note is registered in the Note Register.

                                     AppA-4

     "Class A-4 Notes" means the Class A-4 2.87% Asset-Backed Notes, substantially in the form of Exhibit A-4 to the Indenture.

     "Class B Final Scheduled Payment Date" means the November 15, 2010 Payment Date.

     "Class B Interest Rate" means 2.56% per annum computed on the basis of a 360 day year of twelve 30 day months.

     "Class B Noteholder" means the Person in whose name a Class B Note is registered in the Note Register.

     "Class B Noteholders' Interest Carryover Shortfall" means, with respect to any Payment Date, the excess of the Class B Noteholders' Interest Distributable Amount for the preceding Payment Date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding Payment Date, to the extent permitted by law, at the respective interest rates borne by such Class of the Notes for the related Interest Accrual Period.

     "Class B Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class B Noteholders' Interest Carryover Shortfall for such Payment Date.

     "Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any Payment Date, interest accrued for the related Interest Accrual Period on the Class B Notes at the interest rate for such Class on the Outstanding Amount of the Notes of such Class on the immediately preceding Payment Date (or, in the case of the first Payment Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such Class on or prior to such preceding Payment Date. For all purposes of this Agreement and the Basic Documents, interest with respect to all Class B Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

     "Class B Notes" means the Class B 2.56% Asset-Backed Notes substantially in the form of Exhibit B to the Indenture.

     "Class B Percentage" means an amount equal to (a) the initial principal amount of the Class B Notes divided by (b) the sum of the initial principal amount of the Class A-2, Class A-3, Class A-4 and Class B Notes.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" shall mean December 2, 2003.

                                     AppA-5

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

     "Collateral" has the meaning specified in the Granting Clause of the Indenture.

     "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.01(a)(i) of the Sale and Servicing Agreement.

     "Collection Account Redeposits" means, with respect to any Payment Date, amounts that would have been distributed to the Certificateholders on the prior Payment Date but for the direction of the Certificateholders causing such amounts to remain on deposit in the Collection Account.

     "Collection Period" means, with respect to any Payment Date, the period from and including the first day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (or with respect to the first Payment Date, from but excluding the Initial Cutoff Date) to and including the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs. Any amount stated as of the last day of a Collection Period shall give effect to the following applications as determined as of the close of business on such last day: (1) all applications of collections and (2) all distributions to be made on the related Payment Date.

     "Collections" shall mean all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables.

     "Contract" means a motor vehicle retail installment sale contract.

     "Controlling Securities" means the Class A Notes so long as the Class A Notes are outstanding, and after the Class A Notes are no longer outstanding, the Class B Notes so long as the Class B Notes are outstanding.

     "Corporate Trust Office" means with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, 8 West, New York, New York 10286, Attn: John Bobko, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders and the Issuer, and with respect to the Owner Trustee, the corporate trust office of the Owner Trustee located at c/o JPMorgan Chase, 500 Stanton Christiana Road, OPS4/3/rd/ Floor, Newark, Delaware 19713, Attn. Institutional Trust Services or at such other address as the Owner Trustee may designate by notice to the Certificateholders and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Certificateholders and the Depositor.

     "Cutoff Date" means with respect to an Initial Receivable, the Initial Cutoff Date, and with respect to a Subsequent Receivable, the related Subsequent Cutoff Date.

                                     AppA-6

     "Dealer" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to World Omni under an existing agreement between such dealer and World Omni.

     "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     "Defaulted Receivable" means a Receivable as to which (a) all or any part of a monthly payment is 120 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 45 days, whichever occurs first. The Principal Balance of any Receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

     "Definitive Notes" has the meaning specified in Section 2.11 of the Indenture.

     "Delivery" when used with respect to Trust Account Property means:

          (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form

                                     AppA-7
     shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that are book-entry securities held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the identification by the Federal Reserve Bank of such book-entry securities on its record being credited to the financial intermediary's Participant's securities account; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as being credited to the Indenture Trustee's securities account or custodian's securities account and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

          (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

     "Depositor" means World Omni Auto Receivables LLC in its capacity as Depositor under the Trust Agreement.

     "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the

                                     AppA-8
securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade.

     "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or (b) a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times (i) has either (A) a long-term unsecured debt rating of Aa2 or better by Moody's, AA or better by Standard & Poor's, or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Indenture Trustee or (B) a certificate of deposit rating of Prime-1 by Moody's, A-1+ by Standard & Poor's, or such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Indenture Trustee and (ii) whose deposits are insured by the FDIC.

     "Eligible Investments" shall mean any of the following in each case with a remaining term of no more than one year:

          (a) (i) direct obligations of, and obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association), and (ii) direct obligations of, or obligations fully guaranteed by, Fannie Mae or any State then rated with the highest available credit rating of Moody's and Standard & Poor's, or such obligations, which obligations are, at the time of investment, otherwise acceptable to each Rating Agency for securities having a rating at least equivalent to the rating of the Notes;

          (b) certificates of deposit, demand or time deposits of, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company (including the Indenture Trustee or the Owner Trustee or their successors) incorporated under the laws of the United States or any State and subject to supervision and examination by federal and/or State banking authorities and the deposits of which are fully insured by the FDIC; so long as at the time of such investment or contractual commitment providing for such investment either such depository institution or trust company has the Required Rating or the Rating Agency Condition has been satisfied;

          (c) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee with respect to (i) any security described in clause (a) above or (e) below, or (ii) any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company (including the Indenture Trustee) acting as principal, whose obligations having the same maturity as that of the repurchase agreement would be Eligible Investments under clause (b) above; provided, however, that repurchase obligations entered into with any particular depository institution or trust company (including the Indenture Trustee or Owner Trustee) will not be Eligible Investments to the extent that the aggregate principal amount of such repurchase obligations with such depository institution or trust company held by the Indenture Trustee on behalf of the Trust shall exceed 10% of either the Pool Balance or the aggregate unpaid balance or face

                                     AppA-9
     amount, as the case may be, of all Eligible Investments held by the Indenture Trustee on behalf of the Trust;

          (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State so long as at the time of such investment or contractual commitment providing for such investment, either the long-term, unsecured debt of such corporation has the highest available credit rating from Moody's and Standard & Poor's, or the Rating Agency Condition has been satisfied, or commercial paper or other short-term debt having the Required Rating; provided, however, that any such commercial paper or other short-term debt may have a remaining term to maturity of no longer than 30 days after the date of such investment or contractual commitment providing for such investment, and that the securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount or face amount, as the case may be, of securities issued by such corporation and held by the Indenture Trustee on behalf of the Trust to exceed 10% of either the Pool Balance or the aggregate unpaid principal balance or face amount, as the case may be, of all Eligible Investments held by the Indenture Trustee on behalf of the Trust;

          (e) interest in any open-end or closed-end management type investment company or investment trust (i) registered under the Investment Company Act of 1940, as amended, the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and (ii) acceptable to each Rating Agency (as approved in writing by each Rating Agency) as collateral for securities having ratings equivalent to the ratings of the Notes;

          (f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation for which the Rating Agency Condition has been satisfied;

          (g) investments in Eligible Investments maintained in "sweep accounts," short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company organized under the laws of the United States or any state that is a member of the FDIC, the short-term debt of which has the highest available credit rating of Moody's and Standard & Poor's;

          (h) guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

          (i) funds classified as money market funds; provided, however, that the fund shall be rated with the highest available credit rating of Moody's and Standard & Poor's, and redemptions shall be permitted on a daily or next business day basis;

                                     AppA-10

          (j) auction rate securities issued with a rate reset mechanism and a maximum term of 30 days; provided that investment will be limited to those issuers having the highest available credit rating of Moody's and Standard & Poor's; and

          (k) such other investments for which the Rating Agency Condition has been satisfied.

     Notwithstanding anything to the contrary contained in the foregoing definition:

          (a)  no Eligible Investment may be repurchased at a premium;

          (b) any of the foregoing which constitutes a certificated security shall not be considered an Eligible Investment unless:

               (i) in the case of a certificated security that is in bearer form, (A) the Indenture Trustee acquires physical possession of such certificated security, or (B) a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee; and

               (ii) in the case of a certificated security that is in registered form (A)(1) the Indenture Trustee acquires physical possession of such certificated security, (2) a person, other than a securities intermediary, acquires possession of such certificated security on behalf of the Indenture Trustee, or (3) a securities intermediary acting on behalf of the Indenture Trustee acquires possession of such certificated security and such certificated security has been specially endorsed to the Indenture Trustee, and (B) (1) such certificated security is endorsed to the Indenture Trustee or in blank by an effective endorsement, or (2) such certificated security is registered in the name of the Indenture Trustee;

          (c) any of the foregoing that constitutes an uncertificated security shall not be considered an Eligible Investment unless (A) the Indenture Trustee is registered by the issuer as the owner thereof, (B) a person, other than a securities intermediary, becomes the registered owner of such uncertificated security on behalf of the Indenture Trustee, or (C) the issuer of such uncertificated security agrees that it will comply with the instructions originated by the Indenture Trustee without further consent by any registered owner of such uncertificated security;

          (d) any of the foregoing that constitutes a security entitlement shall not be considered an Eligible Investment unless (A) the Indenture Trustee becomes the entitlement holder thereof, or (B) the securities intermediary has agreed to comply with the entitlement orders originated by the Indenture Trustee without further consent by the entitlement holder;

          (e) any of the foregoing shall not constitute an Eligible Investment unless the Indenture Trustee (A) has given value, and (B) does not have notice of an adverse claim; and

                                     AppA-11

          (f) for the purposes of funds held in the Collection Account only, investments which would otherwise qualify as Eligible Investments but for the fact that such investments are rated A-1 by Standard & Poor's shall be Eligible Investments, so long as the aggregate amount of such investments does not exceed 10% of the Outstanding Amount of the Notes.

     "ERISA" shall have the meaning assigned thereto in Section 3.04 of the Trust Agreement.

     "Event of Default" has the meaning specified in Section 5.01 of the Indenture.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Executive Officer" means, with respect to any company, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of such company; and with respect to any partnership, any general partner thereof.

     "Expenses" shall have the meaning assigned to such term in Section 8.02 of the Trust Agreement.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Final Prospectus" shall mean the prospectus dated November 19, 2003, as supplemented by the prospectus supplement dated November 19, 2003, relating to the Notes.

     "Final Scheduled Maturity Date" means in the case of an Initial Receivable, October 29, 2009 or, in the case of a Subsequent Receivable, April 30, 2010.

     "Final Scheduled Payment Date" with respect to a Class of Notes, the Payment Date in the month set forth below opposite such Class of Notes:

     Class A-1 Notes:                   December                           2004
     Class A-2 Notes:                   August                             2006
     Class A-3 Notes:                   January                            2008
     Class A-4 Notes:                   November                           2010
     Class B Notes:                     November 2010

     "Financed Vehicle" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

     "Financial Asset" has the meaning given such term in Revised Article 8. As used herein, the Financial Asset "related to" a security entitlement is the Financial Asset in which the entitlement holder (as defined in the New York UCC) holding such Security Entitlement has the rights and property interest specified in the New York UCC.

     "Funding Percentage" means with respect to any Payment Date, the percentage derived from the fraction the numerator of which is the Pre-Funded Amount and the denominator of

                                     AppA-12
which is the sum of the aggregate Principal Balance of Receivables transferred to the Trust and the Pre-Funded Amount, in each case, as of the last day of the related Collection Period.

     "Funding Period" means the period beginning on and including the Closing Date and ending on the first to occur of (a) the date on which the amount on deposit in the Pre-Funding Account (after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Issuer on such Payment Date) is not greater than $100,000, (b) the date on which an Event of Default or a Servicer Default occurs, (c) the date on which an Insolvency Event occurs with respect to WOAR or World Omni or (d) the last Business Day of April 2004.

     "Grant" means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and a right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

     "Indemnified Parties" shall have the meaning assigned to such term in
Section 8.02 of the Trust Agreement.

     "Indenture" shall mean the Indenture, dated as of the Closing Date, between the Trust and the Indenture Trustee, as the same may be amended and supplemented from time to time.

     "Indenture Trustee" means The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

     "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of

                                     AppA-13
reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

     "Initial Aggregate Starting Principal Balance" means $766,107,595.63.

     "Initial Cutoff Date" means the close of business on October 16, 2003.

     "Initial RPA Assignment" has the meaning assigned in Section 2.01 of the Receivables Purchase Agreement.

     "Initial SSA Assignment" has the meaning assigned in Section 2.01 of the Sale and Servicing Agreement.

     "Initial Receivables" means the Receivables transferred to the Trust on the Closing Date as set forth on the Schedule of Receivables attached to the Initial SSA Assignment.

     "Initial Trust Agreement" shall have the meaning assigned to such term in
Section 2.12 of the Trust Agreement.

     "Insolvency Event" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

     "Interest Accrual Period" means, with respect to any Payment Date, the period from and including the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) to, but excluding, the current Payment Date. For the purposes of calculating interest, the Interest Accrual Period will be deemed to contain, with respect to the Class A-1 Notes, the actual number of days in such period and, with respect to each class of Notes other than the Class A-1 Notes, 30 days, provided that the first Interest Accrual Period with respect to each class of Notes other than the Class A-1 Notes shall be deemed to contain 13 days.

     "Interest Rate" means the Class A-1 Interest Rate, the Class A-2 Interest Rate, the Class A-3 Interest Rate, the Class A-4 Interest Rate or the Class B Interest Rate.

     "Investment Earnings" means, with respect to any Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be

                                     AppA-14
deposited into the Collection Account on such Payment Date pursuant to Section 5.01(b) of the Sale and Servicing Agreement.

     "Issuer" means World Omni Auto Receivables Trust 2003-B until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

     "Issuer Order" or "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

     "Liquidated Receivable" means any Receivable liquidated by the Servicer through the sale of a Financed Vehicle or otherwise.

     "Liquidation Proceeds" means, with respect to any Liquidated Receivable, the monies collected in respect thereof, from whatever source on a Liquidated Receivable during the Collection Period in which such Receivable became a Liquidated Receivable, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable.

     "Maximum Negative Carry Amount" means with respect to the Closing Date and any Payment Date, the product of (i) the excess of (a) the weighted average of the Interest Rates on the Notes, as of such date over (b) 0.75%, multiplied by
(ii) the amount on deposit in the Pre-Funding Account on such date multiplied by
(iii) the fraction equal to the aggregate principal balance of the Notes over the aggregate principal balance of the Receivables plus the amounts on deposit in the Pre-Funding Account multiplied by (iv) the fraction of a year represented by the number of days from such date until the Payment Date following the end of the Funding Period (calculated on the basis of a 360-day year of twelve 30-day months).

     "Moody's" means Moody's Investors Service, or its successor.

     "Negative Carry Account" means the account designated as such, established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

     "Negative Carry Account Initial Deposit" means cash or Eligible Investments having a value of $829,719.32.

     "Negative Carry Amount" means with respect to any Payment Date, the excess (if any) of (i) the product of (a) the sum of the aggregate of the Class A Noteholders' Interest Distributable Amount and the Class B Noteholders' Interest Distributable Amount for such Payment Date multiplied by (b) the Funding Percentage for such Payment Date over (ii) the Investment Earnings on amounts in the Pre-Funding Account during the related Collection Period.

     "Net Loss Ratio" means, for any Payment Date, the ratio expressed as an annualized percentage of (i) the Aggregate Net Losses for such Payment Date, to
(ii) the Pool Balance on

                                     AppA-15
the last day of the second Collection Period preceding the Collection Period in which such Payment Date occurs.

     "Non-Recoverable Advance Receivable" means a Receivable for which the Servicer has determined on or prior to the related Payment Date that an Advance thereon would not be recoverable or that prior Advances thereon are not recoverable.

     "Note Depository Agreement" means the agreement, dated as of the Closing Date, among the Issuer, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

     "Note Distribution Account" means the account designated as such, established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

     "Note Owner" means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

     "Note Pool Factor" means, with respect to each Class of Notes as of the close of business on the last day of a Collection Period, a seven-digit decimal figure equal to the Outstanding Amount of such Class of Notes (after giving effect to any reductions thereof to be made on the immediately following Payment
Date) divided by the original Outstanding Amount of such Class of Notes. The Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Pool Factor will decline to reflect reductions in the Outstanding Amount of such Class of Notes.

     "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.05 of the Indenture.

     "Noteholders" shall mean the holders of the Notes.

     "Noteholders' Distributable Amount" means, with respect to any Payment Date, the sum of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount for such Payment Date.

     "Noteholders' First Priority Principal Distributable Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the Outstanding Amount of the Class A Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date.

     "Noteholders' Interest Distributable Amount" means, with respect to any Payment Date, the sum of the Class A Noteholders' Interest Distributable Amount for such Payment Date and the Class B Noteholders' Interest Distributable Amount for such Payment Date.

     "Noteholders' Principal Distributable Amount" means, with respect to any Payment Date, the excess, if any, of (a) the sum of the Outstanding Amount of the Notes as of the day

                                     AppA-16
immediately preceding that Payment Date over (b) the Pool Balance for that Payment Date minus the Overcollateralization Target Amount for that Payment Date, provided that on the Final Scheduled Payment Date of any Class of Notes, the Noteholders' Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate Principal Balance of such Class of Notes to zero.

     "Noteholders' Second Priority Principal Distributable Amount" means, with respect to any Payment Date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of the Notes as of the day immediately preceding such Payment Date over (b) the Pool Balance for that Payment Date less
(c) any amounts allocated to the Noteholders' First Priority Principal Distributable Amount.

     "Notes" means Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes.

     "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

     "Officer's Certificate" means in the case of the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of
Section 11.01 of the Indenture, and delivered to the Indenture Trustee (unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer), and in the case of the Seller, World Omni or the Servicer, a certificate signed by the president, a vice president, a treasurer, assistant treasurer, secretary or assistant secretary of the Seller, World Omni or the Servicer, as appropriate.

     "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be an employee of or counsel to the Issuer and who shall be satisfactory to the addressees of such opinion, and which opinion or opinions if addressed to the Indenture Trustee, shall comply with any applicable requirements of Section 11.01 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

     "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

          (a) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (b) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given or waived pursuant to this Indenture or provision for such notice or waiver has been made which is satisfactory to the Indenture Trustee); and

                                     AppA-17

          (c) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

     provided, that in determining whether the Holders of the requisite Outstanding Amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

     "Outstanding Advances" means all Advances by the Servicer minus all reimbursements of Advances to the Servicer pursuant to Section 4.08 and Section
5.04 of the Sale and Servicing Agreement.

     "Outstanding Amount" means the aggregate principal amount of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

     "Overcollateralization Target Amount" means, with respect to any Payment Date, an amount equal to 2.75% of the aggregate Principal Balance of the Receivables as of the last day of the related Collection Period but not less than 1.00% of the Aggregate Starting Principal Balance of all Receivables transferred to the Trust as of such date.

     "Owner Trust Estate" shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

     "Owner Trustee" shall mean Chase Manhattan Bank USA, National Association, a national banking association, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

     "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make payments to and distributions from the Collection Account and the Note Distribution Account, including payments of principal of or interest on the Notes on behalf of the Issuer.

     "Payment Date" means, with respect to each Collection Period, the fifteenth day of the following month or, if such day is not a Business Day, the immediately following Business Day. The first Payment Date will be December 15, 2003.

                                     AppA-18

     "Payment Determination Date" means, with respect to any Payment Date, the Business Day immediately preceding such Payment Date.

     "Payment Extension Program" means a program where one month's payment of principal is deferred in return for the payment of an extension fee calculated generally at the APR of the contract for the month in which such payment is deferred.

     "Percentage Interest" shall mean, with respect to each Trust Certificate, the percentage interest in the Trust represented by such Trust Certificate.

     "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Physical Property" has the meaning assigned to such term in the definition of "Delivery" above.

     "Pool Balance" means, as of any Payment Date, the aggregate Principal Balance of the Receivables as of the last day of the related Collection Period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the Servicer or the Seller, as the case may be, plus amounts, if any, on deposit in the Pre-Funding Account as of the last day of the related Collection Period (after giving effect to any withdrawals therefrom on such date in connection with the purchase of Subsequent Receivables), for such Collection Period, and after reduction to zero of the aggregate outstanding Principal Balance of any Receivable that became a Defaulted Receivable during the related Collection Period.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Pre-Funded Amount" means with respect to any Payment Date, the amount on deposit in the Pre-Funding Account.

     "Pre-Funded Percentage" means with respect to a class of Notes, the quotient (expressed as a percentage) of (i) the initial principal balance of such class of Notes as of the Closing Date and (ii) the sum of the initial principal balances of each class of Notes as of the Closing Date.

     "Pre-Funding Account" means the account designated as such, established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

     "Pre-Funding Account Initial Deposit" Cash or Eligible Investments having a value of $153,892,404.37.

     "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the Amount Financed minus the sum of (i) the portion of all payments

                                     AppA-19
made by or on behalf of the related Obligor on or prior to such day and allocable to principal using the Simple Interest Method; (ii) refunds of any warranty or insurance financed on the original Contract; and (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal.

     "Principal Distribution Amount" means, with respect to any Payment Date, the sum of the following amounts, without duplication, with respect to the Receivables with respect to the related Collection Period: (a) that portion of all collections on Receivables allocable to principal, (b) the principal amount of Receivables that became Defaulted Receivables during such Collection Period,
(c) to the extent attributable to principal, the Purchase Amount of each Receivable that became a Purchased Receivable during such Collection Period, and
(d) partial prepayments received by the Servicer relating to refunds of any warranty or insurance, but only if such amounts were financed by the respective Obligors thereon as of the date of the original contract and only to the extent not included under clause (a) above; provided, however, that in calculating the Principal Distribution Amount all payments on and proceeds (including Liquidation Proceeds) of any Purchased Receivables the Purchase Amount of which has been included in the Principal Distribution Amount in a prior Collection Period will be excluded.

     "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

     "Purchase Amount" means the amount, as of the close of business on the last day of a Collection Period, required to prepay in full a Receivable under the terms thereof including accrued and unpaid interest and interest to such last day.

     "Purchase Date" has the meaning assigned to such term in Section 2.01 of the Receivables Purchase Agreement.

     "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to
Section 4.07 or by World Omni pursuant to Section 3.02 of the Sale and Servicing Agreement.

     "Rating Agencies" means Moody's and Standard & Poor's or, if none of such organizations or successors is any longer in existence, a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

     "Rating Agency Condition" means, with respect to any action, that each Rating Agency (other than Moody's) shall have given its written approval that the contemplated action will not result in a reduction or withdrawal of the rating of the then current rating of the Notes and, with respect to Moody's, prior written notice to Moody's and Moody's shall not have notified the Seller that such action will result in a downgrade of the then current rating on any Notes.

     "Receivable" means any Contract listed on the Schedule of Receivables attached to an Assignment (which Schedule may be in the form of microfiche), as such Schedule may be amended from time to time.

                                     AppA-20

     "Receivable Files" means the documents specified in Section 3.03 of the Sale and Servicing Agreement.

     "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement, dated as of the Closing Date, between World Omni, as seller and World Omni Auto Receivables LLC, as purchaser, as amended from time to time.

     "Record Date" means, with respect to a Payment Date or Redemption Date, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date or, if Definitive Notes have been issued pursuant to Section
2.13 of the Indenture, the Payment Date in the preceding month.

     "Redemption Date" means, in the case of a redemption of the Notes pursuant to Section 10.01 of the Indenture, the Payment Date specified by the Seller or the Issuer pursuant to Section 10.01 of the Indenture.

     "Redemption Price" means, in connection with a redemption of the Notes pursuant to Section 10.01 of the Indenture, with respect to any Note, an amount equal to the unpaid principal amount of such Note plus accrued and unpaid interest thereon to but excluding the Redemption Date.

     "Recoveries" means, with respect to any Receivable that becomes a Liquidated Receivable, monies collected in respect thereof, from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of any expenses of the Servicer in connection with such Receivable for which the Servicer has not been previously reimbursed and any amounts required by law to be remitted to the Obligor.

     "Registered Holder" means the Person in whose name a Note is registered on the Note Register on the applicable Record Date.

     "Repurchase Event" shall have the meaning specified in Section 6.02 of the Receivables Purchase Agreement.

     "Required Rating" means a rating on commercial paper or other short term unsecured debt obligations of Prime-1 by Moody's so long as Moody's is a Rating Agency and A-1+ by Standard & Poor's so long as Standard & Poor's is a Rating Agency; and any requirement that deposits or debt obligations have the "Required Rating" shall mean that such deposits or debt obligations have the foregoing required ratings from Moody's and Standard & Poor's.

     "Required Reserve Amount" means, with respect to any Payment Date, the lesser of (1) 0.50% of the Aggregate Starting Principal Balance of all Receivables transferred to the Trust and (2) the Outstanding Amount of the Notes.

     "Required Negative Carry Account Balance" means as of any Payment Date, an amount equal to the lesser of (a) the amount then on deposit in the Negative Carry Account and (b) the Maximum Negative Carry Amount as of such date.

                                     AppA-21

     "Reserve Account" means the account designated as such, established and maintained pursuant to Section 5.01 of the Sale and Servicing Agreement.

     "Reserve Account Initial Deposit" means cash or Eligible Investments having a value of $3,830,537.98, which is equal to 0.50% of the Initial Aggregate Starting Principal Balance shall be deposited into the Reserve Account on the Closing Date pursuant to Section 5.07 of the Sale and Servicing Agreement.

     "Reserve Account Subsequent Transfer Deposit" means with respect to any Subsequent Transfer Date, cash or Eligible Investments in an amount equal to 0.50% of the aggregate Starting Principal Balance of the transferred Subsequent Receivables, which shall be deposited into the Reserve Account on such Subsequent Transfer Date, pursuant to Section 5.01(d) of the Sale and Servicing Agreement.

     "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to each, having direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "RPA Assignment" has the meaning designated in Section 2.01 of the Receivables Purchase Agreement

     "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of the Closing Date, among the Issuer, the Seller and World Omni, as Servicer, as amended from time to time.

     "Schedule of Receivables" shall mean each schedule attached to an RPA Assignment or an SSA Assignment specifying the Receivables being transferred, as such Schedule may be amended from time to time.

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" means World Omni Auto Receivables LLC and its successors in interest to the extent permitted under the Sale and Servicing Agreement.

     "Servicer" means World Omni, in its capacity as servicer under the Sale and Servicing Agreement, and any Successor Servicer thereunder.

     "Servicer Default" means an event specified in Section 8.01 of the Sale and Servicing Agreement.

     "Servicer's Certificate" means a certificate of the Servicer delivered pursuant to Section 4.09 of the Sale and Servicing Agreement.

                                     AppA-22

     "Servicing Fee" means the fee payable to the Servicer for services rendered during each Collection Period, determined pursuant to Section 4.08 of the Sale and Servicing Agreement.

     "Servicing Fee Rate" means 1% per annum.

     "Simple Interest Method" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

     "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

     "SSA Assignment" means the Initial SSA Assignment and any Subsequent Transfer SSA Assignment.

     "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor.

     "State" means any one of the 50 States of the United States of America or the District of Columbia.

     "Statutory Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

     "Starting Principal Balance" means with respect to a Receivable, the aggregate principal amount advanced under such Receivable toward the purchase price of the Financed Vehicle or Financed Vehicles, including insurance premiums, service and warranty contracts, federal excise and sales taxes and other items customarily financed as part of a Receivable and related costs, less payments received from the Obligor prior to the Cutoff Date with respect to such Receivable allocable to principal.

     "Subsequent Cutoff Date" means with respect to any Receivable transferred to the Trust after the Closing Date, the date specified by the Seller in the month those Receivables are transferred to the Trust.

     "Subsequent Receivables" means the Receivables transferred from the Seller to the Issuer pursuant to Section 2.03 of the Sale and Servicing Agreement, which shall be listed on the schedules to the related Subsequent Transfer SSA Assignment.

     "Subsequent Transfer Date" means any date during the Funding Period on which Subsequent Receivables are to be transferred to the Issuer and a related Subsequent Transfer SSA Assignment is executed and delivered to the Issuer and the Indenture Trustee pursuant to Section 2.03 of the Sale and Servicing Agreement.

                                     AppA-23

     "Subsequent Transfer RPA Assignment" has the meaning designated in Section
2.01 of the Receivables Purchase Agreement.

     "Subsequent Transfer SSA Assignment" has the meaning assigned thereto in
Section 2.03(a) of the Sale and Servicing Agreement.

     "Successor Servicer" has the meaning specified in Section 3.07(e) of the Indenture.

     "Total Available Funds" means with respect to any Payment Date, an amount equal to Available Funds and funds available from the Negative Carry Account up to the Negative Carry Amount.

     "Total Required Advances" means, with respect to any Payment Date for each Receivable (other than a Non-Recoverable Advance Receivable) that is more than 30 days delinquent (determined as of the close of business on the last day of the related Collection Period), an amount equal to the product of (A) one-twelfth, (B) the APR of such Receivable, (C) the Principal Balance of such Receivable and (D) the number of payments (minus one) that such Receivable is delinquent as of the last day of the related Collection Period.

     "Treasury Regulations" shall mean regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     "Trust" means the World Omni Auto Receivables Trust 2003-B, a Delaware statutory trust.

     "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account, the Pre-Funding Account and the Negative Carry Account, and all proceeds of the foregoing.

     "Trust Accounts" has the meaning assigned thereto in Section 5.01 of the Sale and Servicing Agreement.

     "Trust Agreement" means the Trust Agreement, dated as of the Closing Date, between the Seller and the Owner Trustee, as the same may be amended and supplemented from time to time; such agreement being the Amended and Restated Trust Agreement contemplated by the Trust Agreement dated November 14, 2003 between the Seller and the Owner Trustee.

     "Trust Certificate" shall mean a certificate evidencing the beneficial interest of a Person in the trust established by the Trust Agreement and substantially in the form attached as Exhibit A to such Trust Agreement.

     "Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of this Indenture for the benefit of the

                                     AppA-24

Noteholders (including, without limitation, all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     "Trust Officer" means, in the case of the Indenture Trustee, any Officer within the Corporate Trust Office of the Indenture Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject and, with respect to the Owner Trustee, any officer in the Corporate Trust Administration Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement and the Basic Documents on behalf of the Owner Trustee.

     "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

     "WOAR" means World Omni Auto Receivables LLC, a Delaware limited liability company, or its successors.

     "World Omni" means World Omni Financial Corp., a Florida corporation, or its successors.

                                     AppA-25

                                   APPENDIX A

                         PART II - RULES OF CONSTRUCTION

          (A) Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

          (B) "Hereof," etc.: The words "hereof," "herein" and "hereunder" and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word "or" is not exclusive.

          (C) Use of "related" as used in this Appendix and the Basic Documents, with respect to any Payment Date, the "related Payment Determination Date," the "related Payment Period," and the "related Record Date" will mean the Payment Determination Date, the Payment Period, and the Record Date, respectively, immediately preceding such Payment Date. With respect to any Purchase Date, the "related Cutoff Date" will mean the Cutoff Date established for the closing of the purchase of Receivables on that Purchase Date.

          (D) Use of "outstanding" etc. Whenever the term "outstanding Notes," "outstanding principal amount" and words of similar import are used in this Appendix or any Basic Document for purposes of determining whether the Noteholders of the requisite outstanding principal amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons (it being understood that the Owner Trustee in its individual capacity shall not be considered an Affiliate of any of the foregoing) shall be disregarded and deemed not to be outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as "outstanding" if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

          (E) Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

                                     AppA-26

          (F) Including. Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

          (G) UCC References. References to sections or provisions of Article 9 of the UCC in any of the Basic Documents shall be deemed to be automatically updated to reflect the successor, replacement or functionally equivalent sections or provisions of Revised Article 9, Secured Transactions (2000) at any time in any jurisdiction which has made such revised article effective.

References to a Class of Notes. Unless otherwise specified, references to a class of Notes, includes all the tranches included in such class of Notes.

                                     AppA-27

                                   APPENDIX B

                    Additional Representations and Warranties
                    -----------------------------------------

1. This Agreement, the Receivables Purchase Agreement and the Indenture create a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from World Omni, the Seller and the Trust, respectively.

2. World Omni has taken all steps necessary to perfect its security interest against each Obligor in the property securing the Receivables.

3. The Receivables constitute "tangible chattel paper" within the meaning of the applicable UCC.

4. World Omni owns and has good and marketable title to the Receivables and will transfer the Receivables free and clear of any Lien, claim or encumbrance of any Person.

5. World Omni has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Seller under the Receivables Purchase Agreement, to the Issuer hereunder and to the Indenture Trustee under the Indenture.

6. Other than (a) any security interests which have been released prior to or in connection with the execution of the Basic Documents and (b) the security interests granted to the Seller, the Issuer, and the Indenture Trustee pursuant to the Basic Documents, none of World Omni, the Seller or the Issuer has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. None of World Omni, the Seller or the Issuer has authorized the filing of, and is not aware of, any financing statements against World Omni, the Seller or the Issuer that include a description of collateral covering the Receivables other than any financing statement relating to the security interests granted to the Seller, the Issuer, and the Indenture Trustee under the Basic Documents or a financing statement that has been terminated with respect to the Receivables. None of World Omni, the Seller or the Issuer is aware of any judgment or tax lien filings against World Omni, the Seller or the Issuer.

7. World Omni, as Servicer, has in its possession all original copies of the Receivable Files that constitute or evidence the Receivables. The Receivables Files that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller, the Issuer or the Indenture Trustee. All financing statements filed or to be filed against World Omni, the Seller or the Issuer in favor of the Seller, the Issuer or the Indenture Trustee, respectively, in connection herewith describing the Receivables contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Noteholders."